                                                                   EXHIBIT 10.12

                                                               EXECUTION VERSION

                         TERM LOAN FACILITIES AGREEMENT

                             dated 19 September 2005

                                       for

                       STERLITE INDUSTRIES (INDIA) LIMITED

                                   arranged by
                                  DBS BANK LTD
                      ICICI BANK LIMITED, SINGAPORE BRANCH
                       SUMITOMO MITSUI BANKING CORPORATION
                            as Mandated Lead Arranger

                                      with

                                  DBS BANK LTD
                                 acting as Agent

                           Linklaters Allen & Gledhill

                                  Ref: PHJB/JGC

                                    CONTENTS

CLAUSE                                                                      PAGE
------                                                                      ----
                                    SECTION 1
                                 INTERPRETATION
 1. Definitions and interpretation.......................................     3

                                     SECTION 2
                                  THE FACILITIES
 2. The Facilities.......................................................    13
 3. Purpose..............................................................    13
 4. Conditions of Utilisation............................................    13

                                     SECTION 3
                                    UTILISATION
 5. Utilisation..........................................................    15

                                     SECTION 4
                      REPAYMENT, PREPAYMENT AND CANCELLATION
 6. Repayment............................................................    16
 7. Prepayment and cancellation..........................................    16

                                     SECTION 5
                               COSTS OF UTILISATION
 8. Interest.............................................................    19
 9. Interest Periods.....................................................    20
10. Changes to the calculation of interest...............................    20
11. Fees.................................................................    21

                                    SECTION 6
                         ADDITIONAL PAYMENT OBLIGATIONS
12. Tax gross up and indemnities.........................................    22
13. Increased costs......................................................    24
14. Other indemnities....................................................    25
15. Mitigation by the Lenders............................................    26
16. Costs and expenses...................................................    26

                                    SECTION 7
               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT
17. Representations......................................................    28
18. Information undertakings.............................................    31
19. Financial covenants..................................................    33
20. General undertakings.................................................    36
21. Events of Default....................................................    39

                                    SECTION 8
                               CHANGES TO PARTIES
22. Changes to the Lenders...............................................    42
23. Changes to the Borrower..............................................    44

                                    SECTION 9
                               THE FINANCE PARTIES
24. Role of the Agent and the Mandated Lead Arranger.....................    45
25. Conduct of business by the Finance Parties...........................    49
26. Sharing among the Finance Parties....................................    50

                                   SECTION 10
                                 ADMINISTRATION
27. Payment mechanics....................................................    52
28. Set-off..............................................................    54
29. Notices..............................................................    54
30. Calculations and certificates........................................    56
31. Partial invalidity...................................................    56
32. Remedies and waivers.................................................    56
33. Amendments and waivers...............................................    56
34. Counterparts.........................................................    57

                                   SECTION 11
                          GOVERNING LAW AND ENFORCEMENT
35. Governing law........................................................    58
36. Enforcement..........................................................    58

                                  THE SCHEDULES

SCHEDULE                                                                    PAGE
--------                                                                    ----
SCHEDULE 1 The Original Lenders..........................................    60
SCHEDULE 2 Conditions Precedent..........................................    61
SCHEDULE 3 Requests......................................................    63
SCHEDULE 4 Form of Transfer Certificate..................................    65
SCHEDULE 5 Form of Compliance Certificate................................    67
SCHEDULE 6 Timetables....................................................    69

THIS AGREEMENT is dated 19 September 2005 and made between:

(1) STERLITE INDUSTRIES (INDIA) LIMITED, registration number 21833/TA (the "BORROWER");

(2) DBS BANK LTD, ICICI BANK LIMITED, SINGAPORE BRANCH, SUMITOMO MITSUI BANKING CORPORATION as mandated lead arrangers (whether acting individually or collectively, the "MANDATED LEAD ARRANGER");

(3) THE FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (the "ORIGINAL LENDERS"); and

(4)  DBS BANK LTD as agent of the other Finance Parties (the "AGENT").

IT IS AGREED as follows:

                                    SECTION 1

                                 INTERPRETATION

1.   DEFINITIONS AND INTERPRETATION

1.1  DEFINITIONS

     In this Agreement:

     "AFFILIATE" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company.

     "AGENT'S SPOT RATE OF EXCHANGE" means, on any day, the Agent's spot rate of exchange on that day for the purchase of US Dollars with any relevant currency.

     "APLMA" means the Asia Pacific Loan Market Association.

     "AUTHORISATION" means:

     (a) an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation, lodgement or registration; or

     (b) in relation to anything which will be fully or partly prohibited or restricted by law or regulation if a Governmental Agency intervenes or acts in any way within a specified period after lodgement, filing, registration or notification, the expiry of that period without intervention or action.

     "AVAILABILITY PERIOD" means the period of 30 days from and including the date of this Agreement.

     "BORROWINGS" has the meaning given to it in Clause 19 (Financial covenants).

     "BREAK COSTS" means the amount (if any) by which:

     (a) the interest which a Lender should have received for the period from the date of receipt of all or any part of its participation in a Loan or Unpaid Sum to the last day of the current Interest Period in respect of that Loan or Unpaid Sum, had the principal amount or Unpaid Sum received been paid on the last day of that Interest Period;

     exceeds:

     (b) the amount which that Lender would be able to obtain by placing an amount equal to the principal amount or Unpaid Sum received by it on deposit with a leading bank in the Relevant Interbank Market for a period starting on the Business Day following receipt or recovery and ending on the last day of the current Interest Period.

     "BUSINESS DAY" means a day (other than a Saturday or Sunday) on which banks are open for general business in Singapore and Mumbai and:

     (a)  in relation to any date for payment in Yen, London and Tokyo; and

     (b)  in relation to any date for payment in US Dollars, London and New
          York.

     "COMMITMENT" means a Facility A Commitment or Facility B Commitment.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form set out in Schedule 5 (Form of Compliance Certificate).

     "CONFIDENTIALITY UNDERTAKING" means a confidentiality undertaking substantially in a recommended form of the APLMA from time to time or in any other form agreed between the Borrower and the Agent.

     "CRISIL" means Credit Rating Information Service of India Limited.

     "DEFAULT" means an Event of Default or any event or circumstance specified in Clause 21 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

     "EBITDA" has the meaning given to it in Clause 19 (Financial covenants).

     "ENVIRONMENT" means living organisms including the ecological systems of which they form part and the following media:

     (a) air (including air within natural or man-made structures, whether above or below ground);

     (b) water (including territorial, coastal and inland waters, water under or within land and water in drains and sewers); and

     (c)  land (including land under water).

     "ENVIRONMENTAL LAW" means all laws and regulations of any relevant jurisdiction which:

     (a) have as a purpose or effect the protection of, and/or prevention of harm or damage to, the Environment;

     (b) provide remedies or compensation for harm or damage to the Environment; or

     (c)  relate to Hazardous Substances or health and safety matters.

     "ENVIRONMENTAL LICENCE" means any Authorisation required at any time under Environmental Law.

     "EVENT OF DEFAULT" means any event or circumstance specified as such in Clause 21 (Events of Default).

     "EXISTING CORE BUSINESS" means the business of mining, producing, smelting and distributing non-ferrous metals.

     "EXISTING SECURITY" means the Security created to secure the UBI Loan.

     "EXTERNAL INDEBTEDNESS" means Financial Indebtedness of the Borrower other than Financial Indebtedness of the Borrower made available to the Borrower in India by Indian branches of banks or financial institutions.

     "FACILITY" means Facility A or Facility B.

     "FACILITY A" means the term loan facility in Yen made available under this Agreement as described in Clause 2 (The Facilities).

     "FACILITY A COMMITMENT" means:

     (a) in relation to an Original Lender, the amount in Yen set opposite its name under the heading "Facility A Commitment" in Schedule 1 (The Original Lenders) and the amount of any other Facility A Commitment transferred to it under this Agreement; and

     (b) in relation to any other Lender, the amount in Yen of any Facility A Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under this Agreement.

     "FACILITY A LENDER" means:

     (a)  any Original Facility A Lender; and

     (b) any bank or financial institution, trust fund or other entity which has become a Facility A Lender in accordance with Clause 22 (Changes to the Lenders),

     which in each case has not ceased to be a Facility A Lender in accordance with the terms of this Agreement.

     "FACILITY A LOAN" means the loan made or to be made under Facility A or the principal amount outstanding for the time being of that loan.

     "FACILITY B" means the term loan facility in US Dollars made available under this Agreement as described in Clause 2 (The Facilities).

     "FACILITY B COMMITMENT" means:

     (a) in relation to an Original Lender, the amount in US Dollars set opposite its name under the heading "Facility B Commitment" in
          Schedule 1 (The Original Lenders) and the amount of any other Facility B Commitment transferred to it under this Agreement; and

     (b) in relation to any other Lender, the amount in US Dollars of any Facility B Commitment transferred to it under this Agreement,

     to the extent not cancelled, reduced or transferred by it under or otherwise pursuant to this Agreement.

     "FACILITY B LENDER" means:

     (a)  any Original Facility B Lender; and

     (b) any bank or financial institution, trust fund or other entity which has become a Facility B Lender in accordance with Clause 22 (Changes to the Lenders),

     which in each case has not ceased to be a Facility B Lender in accordance with the terms of this Agreement.

     "FACILITY B LOAN" means the loan made or to be made under Facility B or the principal amount outstanding for the time being of that loan.

     "FACILITY OFFICE" means the office or offices notified by a Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement.

     "FEE LETTER" means any letter or letters dated on or about the date of this Agreement between, as the case may be, the Mandated Lead Arranger and the Borrower or the Agent and the Borrower setting out any of the fees referred to in Clause 11 (Fees).

     "FINANCE DOCUMENT" means this Agreement, any Fee Letter and any other document designated as such by the Agent and the Borrower.

     "FINANCE PARTY" means the Agent, the Mandated Lead Arranger or a Lender.

     "FINANCIAL INDEBTEDNESS" means any indebtedness for or in respect of:

     (a)  moneys borrowed;

     (b) any amount raised under any acceptance credit, bill acceptance or bill endorsement facility;

     (c) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

     (d) the amount of any liability in respect of any lease or hire purchase contract which would, in accordance with GAAP, be treated as a finance or capital lease;

     (e) receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);

     (f) any amount raised under any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing;

     (g) any derivative transaction entered into in connection with protection against or benefit from fluctuation in any rate or price (and, when calculating the value of any derivative transaction, only the marked to market value shall be taken into account);

     (h)  shares which are expressed to be redeemable;

     (i) any counter-indemnity obligation in respect of a guarantee, indemnity, bond, standby or documentary letter of credit or any other instrument issued by a bank or financial institution; and

     (j) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) to (i) above.

     "GAAP" means generally accepted accounting principles, standards and practices in India.

     "GOVERNMENTAL AGENCY" means any government or any governmental agency, semi-governmental or judicial entity or authority (including, without limitation, any stock exchange or any self-regulatory organisation established under statute).

     "GROUP" means the Borrower and its Subsidiaries for the time being.

     "HAZARDOUS SUBSTANCE" means any waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the Environment or a nuisance to any person or that may make the use or ownership of any affected land or property more costly.

     "HOLDING COMPANY" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary.

     "ICRA" means ICRA Limited.

     "INDIA" means the Republic of India and its constituent states from time to time and includes where the context so requires, the Government of the Republic of India, the Government of any constituent state thereof and any Governmental Agency of or in India.

     "INDIRECT TAX" means any goods and services tax, consumption tax, value added tax or any tax of a similar nature.

     "INFORMATION MEMORANDUM" means the document in the form approved by the Borrower concerning the Group which, at its request and on its behalf, was prepared in relation to this transaction and distributed by the Mandated Lead Arranger to selected financial institutions before the date of this Agreement.

     "INTEREST PERIOD" means, in relation to the Loan, each period determined in accordance with Clause 9 (Interest Periods) and, in relation to an Unpaid Sum, each period determined in accordance with Clause 8.3 (Default interest).

     "LENDER" means a Facility A Lender or a Facility B Lender.

     "LIBOR" means, in relation to any Loan:

     (a)  the applicable Screen Rate; or

     (b) (if no Screen Rate is available for the currency or Interest Period of that Loan) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Agent at its request quoted by the Reference Banks to leading banks in the London interbank market, as of the Specified Time on the Quotation Day for the offering of deposits in the currency of that Loan for a period comparable to the Interest Period for that Loan.

     "LOAN" means the Facility A Loan or the Facility B Loan.

     "LONDON BUSINESS DAY" means a day (other than a Saturday or Sunday) on which deposits may be dealt in on the London interbank market and banks are open for general business in London.

     "LONG TERM DEBT" has the meaning given to it in Clause 19 (Financial covenants).

     "MAJORITY LENDERS" means:

     (a) if there are no Loans then outstanding, a Lender or Lenders whose Commitments aggregate more than 66 2/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 66 2/3% of the Total Commitments immediately prior to the reduction); or

     (b) at any other time, a Lender or Lenders whose participations in the Loans then outstanding aggregate more than 66 2/3% of all the Loans then outstanding,

     and for the purposes of any determination of the Majority Lenders, any Loan or Commitment (or part thereof) that is not denominated in US Dollars shall be notionally converted into US Dollars at the Agent's Spot Rate of Exchange on the relevant date of determination.

     "MARGIN" means 0.42 per cent. per annum.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect on:

     (a) the financial condition, assets, prospects or business of the Borrower;

     (b) the ability of the Borrower to perform and comply with its obligations under any Finance Document; or

     (c)  the validity, legality or enforceability of any Finance Document.

     "MONTH" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that:

     (a) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day; and

     (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month.

     The above rules will only apply to the last Month of any period.

     "NET INTEREST EXPENSE" has the meaning given to it in Clause 19 (Financial covenants).

     "ORIGINAL FACILITY A LENDER" means a Lender listed in Schedule 1 (The Original Lenders) as having a Facility A Commitment.

     "ORIGINAL FACILITY B LENDER" means a Lender listed in Schedule 1 (The Original Lenders) as having a Facility B Commitment.

     "ORIGINAL FINANCIAL STATEMENTS" means the audited unconsolidated financial statements of the Borrower for the financial year ended 31 March 2005.

     "PARTY" means a party to this Agreement.

     "QUOTATION DAY" means, in relation to any period for which an interest rate is to be determined, two London Business Days before the first day of that period unless market practice differs in the Relevant Interbank Market for a currency, in which case the Quotation Day for that currency will be determined by the Agent in accordance with market practice in the Relevant Interbank Market (and if quotations for that currency and period would normally be given by leading banks in the Relevant Interbank Market on more than one day, the Quotation Day will be the last of those days).

     "RBI" means The Reserve Bank of India or any successor thereof.

     "REFERENCE BANKS" means, in relation to LIBOR, the principal London offices of DBS Bank Ltd, ICICI Bank (UK) Limited and Sumitomo Mitsui Banking Corporation or such other banks as may be appointed by the Agent in consultation with the Borrower.

     "REFINANCING DEBT" means all principal amounts outstanding under or in connection with the Term Loan (being US$19,645,591.69 and YEN3,570,000,000 as at the date of this Agreement).

     "REFINANCING SECURITY" means the Security created to secure the Refinancing Debt.

     "RELEVANT INTERBANK MARKET" means the London interbank market.

     "RELEVANT PERIOD" has the meaning given to it in Clause 19 (Financial covenants).

     "REPAYMENT DATES" means each of 19 August 2006, 19 February 2007, 19 August 2007, 19 February 2008 and 19 August 2008.

     "REPAYMENT INSTALMENT" means each instalment for the repayment of the Loans specified in Clause 6.1 (Repayment of Loans).

     "RUPEES" or "RS" means the lawful currency for the time being of India.

     "SCREEN RATE" means the British Bankers' Association Interest Settlement Rate the relevant currency and period displayed on page 3750 of the Telerate screen. If the agreed page is replaced or service ceases to be available, the Agent may specify another page or service displaying the appropriate rate after consultation with the Borrower and the Lenders.

     "SECURITY" means a mortgage, charge, pledge, lien or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect.

     "SELECTION NOTICE" means a notice substantially in the form set out in Part II of Schedule 3 (Requests) given in accordance with Clause 9 (Interest Periods).

     "SPECIFIED TIME" means a time determined in accordance with Schedule 6 (Timetables).

     "STANDING PAYMENT INSTRUCTION" means:

     (a) in relation to an Original Lender, payment instructions delivered to the Agent in writing on or prior to the date of this Agreement;

     (b) in relation to any other Lender, payment instructions set out in the Transfer Certificate to which that Lender is signatory,

     or such other payment instructions as the Lender may notify to the Agent by not less that five Business Day's notice.

     "SUBSIDIARY" means any other company in which the Borrower directly or indirectly at any time holds more than 50 per cent. of the equity share capital or voting power of such company.

     "TANGIBLE NET WORTH" has the meaning given to it in Clause 19 (Financial covenants).

     "TAX" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same).

     "TERM LOAN" means the term loan facilities agreement dated 7 August 2002 entered into by the Borrower and The Development Bank of Singapore, amongst others.

     "TERMINATION DATE" means 19 August 2008.

     "THIRD PARTIES ACT" means the Contracts (Rights of Third Parties Act) 1999.

     "TOTAL COMMITMENTS" means the aggregate of the Total Facility A Commitments and the Total Facility B Commitments and, for the purposes of any determination of Total Commitments pursuant to Clause 24.10 (Lenders' indemnity to the Agent) and the definition of Majority Lenders under Clause
     1.1 (Definitions), any Commitment that is not denominated in US Dollars shall be notionally converted into US Dollars at the Agent's Spot Rate of Exchange on the relevant date of determination.

     "TOTAL FACILITY A COMMITMENTS" means the aggregate of the Facility A Commitments, being YEN3,570,000,000 at the date of this Agreement.

     "TOTAL FACILITY B COMMITMENTS" means the aggregate of the Facility B Commitments, being US$19,645,591.69 at the date of this Agreement.

     "TOTAL LIABILITIES" has the meaning given to it in Clause 19 (Financial covenants).

     "TOTAL SECURED BORROWINGS" has the meaning given to it in Clause 19 (Financial covenants).

     "TRANSFER CERTIFICATE" means a certificate substantially in the form set out in Schedule 4 (Form of Transfer Certificate) or any other form agreed between the Agent and the Borrower.

     "TRANSFER DATE" means, in relation to a transfer, the later of:

     (a)  the proposed Transfer Date specified in the Transfer Certificate; and

     (b)  the date on which the Agent executes the Transfer Certificate.

     "UBI LOAN" means the amounts outstanding under or in connection with the US$25,000,000 facility agreement entered into by the Borrower and the Union Bank of India dated 7 October 2002.

     "UNPAID SUM" means any sum due and payable but unpaid by the Borrower under the Finance Documents.

     "US DOLLARS" or "US$" means the lawful currency for the time being of the United States of America.

     "UTILISATION" means the utilisation of the Facilities.

     "UTILISATION DATE" means the date of the Utilisation, being the date on which the Loans are to be made.

     "UTILISATION REQUEST" means a notice substantially in the form set out in
     Part I of Schedule 3 (Requests).

     "VEDANTA" means Vedanta Resources plc a company with the registration number 04740415 and its registered office at (as of date of this Agreement) Hill House, 1 Little Street, London EC4A 3TR.

     "VEDANTA GROUP" means Vedanta, its subsidiaries and its Affiliates.

     "YEN" and "YEN" means the lawful currency for the time being of Japan.

1.2  CONSTRUCTION

(a)  Unless a contrary indication appears, any reference in this Agreement to:

     (i) the "AGENT", the "MANDATED LEAD ARRANGER", any "FINANCE PARTY", any "LENDER", the "BORROWER" or any "PARTY" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

     (ii) "ASSETS" includes present and future properties, revenues and rights of every description;

     (iii) a "FINANCE DOCUMENT" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, novated, supplemented, restated or replaced (including any waiver or consent granted in respect of any provision of a Finance Document and includes any increase in, extension of or change to any facility made available under that Facility Document);

     (iv) "INDEBTEDNESS" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

     (v) a "PERSON" includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having separate legal personality) or two or more of the foregoing;

     (vi) a "GUARANTEE" also includes an indemnity and any other obligation (whatsoever called) of any person to pay, purchase, provide funds (whether by the advance of money, the purchase of or subscription for shares or other securities, the purchase of assets or services or otherwise) for the payment of, indemnity against the consequences of default in the payment of, or otherwise be responsible for, any indebtedness of any other person;

     (vii) a "REGULATION" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;

     (viii) a provision of law is a reference to that provision as amended or re-enacted; and

     (ix) a time of day is a reference to Singapore time.

(b)  Section, Clause and Schedule headings are for ease of reference only.

(c) Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d) A Default (other than an Event of Default) is "CONTINUING" if it has not been remedied or waived and an Event of Default is "CONTINUING" if it has not been waived.

1.3  THIRD PARTY RIGHTS

(a) Except as provided in a Finance Document, the terms of a Finance Document may be enforced and enjoyed only by a Party to it and the operation of the Third Parties Act is excluded.

(b) Notwithstanding any provision of any Finance Document, the consent of any person who is not a party to a Finance Document is not required to vary, rescind or terminate that Finance Document.

                                    SECTION 2

                                 THE FACILITIES

2.   THE FACILITIES

2.1  THE FACILITIES

     Subject to the terms of this Agreement:

     (a) the Facility A Lenders make available to the Borrower a term loan facility in Yen in an aggregate amount equal to the Total Facility A Commitments; and

     (b) the Facility B Lenders make available to the Borrower a term loan facility in US Dollars in an aggregate amount equal to the Total Facility B Commitments.

2.2  FINANCE PARTIES' RIGHTS AND OBLIGATIONS

(a) The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.

(b) The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from the Borrower shall be a separate and independent debt.

(c) A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under the Finance Documents.

3.   PURPOSE

3.1  PURPOSE

     The Borrower shall apply all amounts borrowed by it under the Facilities towards refinancing the Refinancing Debt.

3.2  MONITORING

     No Finance Party is bound to monitor or verify the application of any amount borrowed pursuant to this Agreement.

4.   CONDITIONS OF UTILISATION

4.1  INITIAL CONDITIONS PRECEDENT

     The Borrower may not deliver a Utilisation Request unless the Agent has received all of the documents and other evidence listed in and appearing to comply with the requirements of Schedule 2 (Conditions Precedent) in form and substance satisfactory to the Agent. The Agent shall notify the Borrower and the Lenders promptly upon receiving such documents and other evidence.

4.2  FURTHER CONDITIONS PRECEDENT

     The Lenders will only be obliged to comply with Clause 5.4 (Lenders' participation) if on the date of the Utilisation Request and on the proposed Utilisation Date:

     (a)  no Default is continuing or would result from the proposed Loans; and

     (b) the representations and warranties deemed to be made by the Borrower pursuant to paragraph (a) of Clause 17.18 (Repetition) are true in all material respects.

4.3  MAXIMUM NUMBER OF LOANS

     The Borrower may only deliver one Utilisation Request under this Agreement for the Utilisation of both Facilities at the same time.

                                    SECTION 3

                                   UTILISATION

5.   UTILISATION

5.1  DELIVERY OF A UTILISATION REQUEST

     The Borrower may utilise the Facilities by delivery to the Agent of a duly completed Utilisation Request not later than the Specified Time.

5.2  COMPLETION OF A UTILISATION REQUEST

(a) The Utilisation Request is irrevocable and will not be regarded as having been duly completed unless:

     (i) the proposed Utilisation Date is a Business Day within the Availability Period;

     (ii) the currency and amount of the Utilisation comply with Clause 5.3 (Currency and amount);

     (iii) the proposed Interest Period complies with Clause 9 (Interest Periods); and

     (iv) it specifies the accounts and banks (which must be the appropriate accounts of the Agent (as defined in the Term Loan)) to which the proceeds of the Utilisation are to be credited.

(b) The Borrower shall request for one Facility A Loan and one Facility B Loan in the Utilisation Request.

5.3  CURRENCY AND AMOUNT

(a)  The currency specified in the Utilisation Request must be:

     (i)  (in the case of the Facility A Loan) in Yen; and

     (ii) (in the case of the Facility B Loan) in US Dollars.

(b) The amount of the proposed Loans must be equal to the Total Facility A Commitments for the Facility A Loan and the Total Facility B Commitments for the Facility B Loan.

5.4  LENDERS' PARTICIPATION

(a) If the conditions set out in this Agreement have been met, each Facility A Lender shall make its participation in the Facility A Loan available by the Utilisation Date through its Facility Office and each Facility B Lender shall make its participation in the Facility B Loan available by the Utilisation Date through its Facility Office.

(b) The amount of each Lender's participation in each Loan will be equal to the proportion borne by its Commitment to the Total Facility A Commitments or, as the case may be, the Total Facility B Commitments, immediately prior to making the Loan.

(c) The Agent shall notify each Facility A Lender of the amount of the Facility A Loan and each Facility B Lender of the amount of the Facility B Loan, in each case by the Specified Time.

                                    SECTION 4

                     REPAYMENT, PREPAYMENT AND CANCELLATION

6.   REPAYMENT

6.1  REPAYMENT OF LOANS

     The Borrower shall repay each of the Loans outstanding on the Utilisation Date in five equal semi-annual instalments with one instalment falling due on each Repayment Date.

6.2  REBORROWING

     The Borrower may not reborrow any part of the Facilities which is repaid.

7.   PREPAYMENT AND CANCELLATION

7.1  ILLEGALITY

     If it becomes unlawful in any applicable jurisdiction for a Lender to perform any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan:

     (a) that Lender shall promptly notify the Agent upon becoming aware of that event;

     (b) upon the Agent notifying the Borrower, the Commitment of that Lender will be immediately cancelled; and

     (c) the Borrower shall repay that Lender's participation in that Loan on the last day of the Interest Period for that Loan occurring after the Agent has notified the Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Agent (being no earlier than the last day of any applicable grace period permitted by law).

7.2  CHANGE OF CONTROL

(a)  If:

     (i) any person or group of persons acting in concert, other than a member (or members) of the Vedanta Group, gains control of the Borrower; or

     (ii) the Vedanta Group (taken as a whole) holds less than 51 per cent. of each class of the Borrower's share capital,

     then:

          (A) the Borrower shall promptly notify the Agent upon becoming aware of that event;

          (B) the Borrower may not make a Utilisation unless otherwise agreed by the Majority Lenders; and

          (C) if the Majority Lenders so require, the Agent shall, by not less than 30 days' notice to the Borrower, cancel the Facilities and declare the Loans, together with accrued interest, and all other amounts accrued under the Finance Documents immediately due and payable, whereupon the Facilities will be cancelled and all such outstanding amounts will become immediately due and payable.

(b) For the purpose of paragraph (a) above, "CONTROL" and "ACTING IN CONCERT" have the meanings given to them on the Securities and Exchange Board of India (Substantial Acquisition of Shares and Takeovers) Regulations 1997.

7.3  VOLUNTARY PREPAYMENT OF LOANS

(a) The Borrower may, if it gives the Agent not less than 30 days' prior notice, prepay all or any part of the Loans (but not a single Loan only). Any partial prepayment of the Loans shall be made in such amounts that:

     (i)  reduces the Facility A Loan and the Facility B Loan rateably; and

     (ii) to the closest extent possible (as determined by the Agent to comply with sub-paragraph (i)), reduces the Facility A Loan by a minimum amount of YEN500,000,000 and in integral multiples of YEN500,000,000, or as the case may be, the Facility B Loan by a minimum amount of US$5,000,000 and in integral multiples of US$5,000,000.

(b) Any notice of prepayment given by the Borrower under paragraph (a) of this Clause 7.3 shall be accompanied with such evidence satisfactory to the Agent that all Authorisations in connection with the proposed prepayment have been obtained and are in full force and effect.

(c) Any prepayment under this Clause 7.3 shall satisfy the obligations under Clause 6.1 (Repayment of Loans) in inverse order of maturity and shall be applied rateably among the participations of all Lenders.

7.4  RIGHT OF REPAYMENT AND CANCELLATION IN RELATION TO A SINGLE LENDER

(a)  If:

     (i) by reason of the introduction after the date of this Agreement of or any change after the date of this Agreement in (or in the interpretation, administration or application of) any law or regulation, any sum payable to any Lender by the Borrower is required to be increased under paragraph (c) of Clause 12.2 (Tax gross-up) to a greater extent than would have been required had that payment been made on the date of this Agreement; or

     (ii) any Lender claims indemnification from the Borrower under Clause 12.3 (Tax indemnity) or Clause 13.1 (Increased costs),

     the Borrower may, subject to paragraph (d) below, whilst the circumstance giving rise to the requirement or indemnification continues, give the Agent notice of cancellation of the Commitment of that Lender and its intention to procure the repayment of that Lender's participation in the Loans.

(b) On receipt of a notice referred to in paragraph (a) above, the Commitment of that Lender shall immediately be reduced to zero.

(c) On the last day of each Interest Period which ends after the Borrower has given notice under paragraph (a) above (or, if earlier, the date specified by the Borrower in that notice), the Borrower shall repay that Lender's participation in the Loans.

(d) Any notice of prepayment given by the Borrower under paragraph (a) above shall only be valid if accompanied by evidence satisfactory to the Agent that all Authorisations necessary or desirable in connection with the proposed prepayment have been obtained and are in full force and effect.

7.5  RESTRICTIONS

(a) Any notice of cancellation or prepayment given by any Party under this Clause 7 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant cancellation or prepayment is to be made and the amount of that cancellation or prepayment.

(b) Any prepayment under this Agreement shall be made together with accrued interest on the amount prepaid and without premium or penalty, subject only to payment of any applicable Break Costs if prepayment is not made on the last day of an Interest Period.

(c)  The Borrower may not reborrow any part of the Facilities which is prepaid.

(d) The Borrower shall not repay or prepay all or any part of the Loans or cancel all or any part of the Commitments except at the times and in the manner expressly provided for in this Agreement.

(e) No amount of the Total Commitments cancelled under this Agreement may be subsequently reinstated.

(f) If the Agent receives a notice under this Clause 7 it shall promptly forward a copy of that notice to either the Borrower or the affected Lender, as appropriate.

                                    SECTION 5

                              COSTS OF UTILISATION

8.   INTEREST

8.1  CALCULATION OF INTEREST

     The rate of interest on each Loan for each Interest Period is the percentage rate per annum which is the aggregate of the applicable:

     (a)  Margin; and

     (b)  LIBOR.

8.2  PAYMENT OF INTEREST

     The Borrower shall pay accrued interest on each Loan on the last day of each Interest Period.

8.3  DEFAULT INTEREST

(a) If the Borrower fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue on the overdue amount from the due date up to the date of actual payment (both before and after judgment) at a rate which, subject to paragraph (b) below, is the sum of two per cent. and the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount for successive Interest Periods, each of a duration of one Month or such other period as the Agent may from time to time select. Any interest accruing under this Clause 8.3 shall be immediately payable by the Borrower on demand by the Agent.

(b) If any overdue amount consists of all or part of a Loan which became due on a day which was not the last day of an Interest Period relating to that
     Loan:

     (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and

     (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be the sum of two per cent. and the rate which would have applied if the overdue amount had not become due.

(c) Default interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount but will remain immediately due and payable.

8.4  NOTIFICATION OF RATES OF INTEREST

     The Agent shall promptly notify the relevant Lenders and the Borrower of the determination of a rate of interest under this Agreement.

9.   INTEREST PERIODS

9.1  SELECTION OF INTEREST PERIODS

(a) The Borrower may select an Interest Period for a Loan in the Utilisation Request for that Loan or (if that Loan has already been borrowed) may select an Interest Period for that Loan in a Selection Notice.

(b) Each Selection Notice for the Loans is irrevocable and must be delivered to the Agent by the Borrower not later than the Specified Time.

(c) If the Borrower fails to deliver a Selection Notice to the Agent in accordance with paragraph (b) above, the relevant Interest Period will be three Months or of such shorter duration which ensures that the relevant Interest Period ends on the next Repayment Date.

(d) Subject to this Clause 9, the Borrower may select an Interest Period of one, three or six Months or any period less than six Months agreed between the Borrower and the Agent (acting on the instructions of all the Lenders participating in the relevant Loan). In addition, the Borrower may select an Interest Period of a duration of less than one Month if necessary to ensure that the relevant Interest Period ends on the next Repayment Date.

(e) An Interest Period for the Loans shall not extend beyond the next Repayment Date to occur following the first day of that Interest Period or Termination Date.

(f) Each Interest Period for the Loans shall start on the Utilisation Date or (if already made) on the last day of its preceding Interest Period.

9.2  NON-BUSINESS DAYS

     If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

10.  CHANGES TO THE CALCULATION OF INTEREST

10.1 ABSENCE OF QUOTATIONS

     Subject to Clause 10.2 (Market disruption), if LIBOR is to be determined by reference to the Reference Banks but a Reference Bank does not supply a quotation by the Specified Time on the Quotation Day, the applicable LIBOR shall be determined on the basis of the quotations of the remaining Reference Banks.

10.2 MARKET DISRUPTION

(a) If a Market Disruption Event occurs in relation to a Loan for any Interest Period, then the rate of interest on each Lender's share of that Loan for the Interest Period shall be the rate per annum which is the sum of:

     (i)  the Margin; and

     (ii) the rate notified to the Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to that Lender of funding its participation in that Loan from whatever source it may reasonably select.

(b)  In this Agreement "MARKET DISRUPTION EVENT" means:

     (i) at or about noon on the Quotation Day for the relevant Interest Period the Screen Rate is not available or the Screen Rate is zero or negative and none or only one of the Reference Banks supplies a rate to the Agent to determine LIBOR for the relevant currency and Interest Period; or

     (ii) before close of business in Singapore on the first Business Day after the Quotation Day for the relevant Interest Period, the Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 35 per cent. of that Loan) that the cost to it or them of obtaining matching deposits in the Relevant Interbank Market would be in excess of LIBOR.

10.3 ALTERNATIVE BASIS OF INTEREST OR FUNDING

(a) If a Market Disruption Event occurs and the Agent or the Borrower so requires, the Agent and the Borrower shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(b) Any alternative basis agreed pursuant to paragraph (a) above shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties.

10.4 BREAK COSTS

(a) The Borrower shall, within three Business Days of demand by a Finance Party, pay to that Finance Party its Break Costs attributable to all or any part of a Loan or Unpaid Sum being paid by the Borrower on a day other than the last day of an Interest Period for that Loan or Unpaid Sum.

(b) Each Lender shall, as soon as reasonably practicable after a demand by the Agent, provide a certificate confirming the amount of its Break Costs for any Interest Period in which they accrue.

11.  FEES

11.1 FRONT-END FEE

     The Borrower shall pay to the Mandated Lead Arranger a front-end fee in the amount and at the times agreed in a Fee Letter.

11.2 AGENCY FEE

     The Borrower shall pay to the Agent (for its own account) an agency fee in the amount and at the times agreed in a Fee Letter.

                                    SECTION 6

                         ADDITIONAL PAYMENT OBLIGATIONS

12.  TAX GROSS UP AND INDEMNITIES

12.1 DEFINITIONS

(a)  In this Agreement:

     "PROTECTED PARTY" means a Finance Party which is or will be subject to any liability, or required to make any payment, for or on account of Tax in relation to a sum received or receivable (or any sum deemed for the purposes of Tax to be received or receivable) under a Finance Document.

     "TAX CREDIT" means a credit against, relief or remission for, or repayment of any Tax.

     "TAX DEDUCTION" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

     "TAX PAYMENT" means an increased payment made by the Borrower to a Finance Party under Clause 12.2 (Tax gross-up) or a payment under Clause 12.3 (Tax indemnity).

(b) Unless a contrary indication appears, in this Clause 12 a reference to "determines" or "determined" means a determination made in the absolute discretion of the person making the determination.

12.2 TAX GROSS-UP

(a) The Borrower shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law.

(b) The Borrower shall promptly upon becoming aware that the Borrower must make a Tax Deduction (or that there is any change in the rate or the basis of a Tax Deduction) notify the Agent accordingly. Similarly, a Lender shall notify the Agent on becoming so aware in respect of a payment payable to that Lender. If the Agent receives such notification from a Lender it shall notify the Borrower.

(c) If a Tax Deduction is required by law to be made by the Borrower, the amount of the payment due from the Borrower shall be increased to an amount which (after making any Tax Deduction) leaves an amount equal to the payment which would have been due if no Tax Deduction had been required.

(d) If the Borrower is required to make a Tax Deduction, it shall make that Tax Deduction and any payment required in connection with that Tax Deduction within the time allowed and in the minimum amount required by law.

(e) Within thirty days of making either a Tax Deduction or any payment required in connection with that Tax Deduction, the Borrower shall deliver to the Agent for the Finance Party entitled to the payment evidence reasonably satisfactory to that Finance Party that the Tax Deduction has been made or (as applicable) any appropriate payment paid to the relevant taxing authority.

12.3 TAX INDEMNITY

(a) The Borrower shall (within three Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document.

(b)  Paragraph (a) above shall not apply:

     (i)  with respect to any Tax assessed on a Finance Party:

          (A) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or

          (B) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction,

          if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party;

          or

     (ii) to the extent a loss, liability or cost is compensated for by an increased payment under Clause 12.2 (Tax gross-up).

(c) A Protected Party making, or intending to make, a claim under paragraph (a) above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower.

(d) A Protected Party shall, on receiving a payment from the Borrower under this Clause 12.3, notify the Agent.

12.4 TAX CREDIT

     If the Borrower makes a Tax Payment and the relevant Finance Party determines that:

     (a)  a Tax Credit is attributable to that Tax Payment; and

     (b)  that Finance Party has obtained, utilised and retained that Tax
          Credit,

     the Finance Party shall pay an amount to the Borrower which that Finance Party determines will leave it (after that payment) in the same after-Tax position as it would have been in had the Tax Payment not been made by the Borrower.

12.5 STAMP TAXES

     The Borrower shall pay and, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document.

12.6 INDIRECT TAX

(a) All consideration expressed to be payable under a Finance Document by any Party to a Finance Party shall be deemed to be exclusive of any Indirect Tax. If Indirect Tax is chargeable on any supply made by any Finance Party to any Party in connection with a Finance Document, that

     Party shall pay to the Finance Party (in addition to and at the same time as paying the consideration) an amount equal to the amount of the Indirect Tax.

(b) Where a Finance Document requires any Party to reimburse a Finance Party for any costs or expenses, that Party shall also at the same time pay and indemnify the Finance Party against all Indirect Tax incurred by the Finance Party in respect of the costs or expenses, save to the extent that the Finance Party is entitled to repayment or credit in respect of the Indirect Tax.

13.  INCREASED COSTS

13.1 INCREASED COSTS

(a) Subject to Clause 13.3 (Exceptions) the Borrower shall, within three Business Days of a demand by the Agent, pay for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement. The terms "law" and "regulation" in this paragraph
     (a) shall include, without limitation, any law or regulation concerning capital adequacy, prudential limits, liquidity, reserve assets or Tax.

(b)  In this Agreement "INCREASED COSTS" means:

     (i) a reduction in the rate of return from the Facilities or on a Finance Party's (or its Affiliate's) overall capital (including; without limitation, as a result of any reduction in the rate of return on capital brought about by more capital being required to be allocated by such Finance Party (or by any of its Affiliates);

     (ii) an additional or increased cost; or

     (iii) a reduction of any amount due and payable under any Finance Document,

     which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into its Commitment or funding or performing its obligations under any Finance Document.

13.2 INCREASED COST CLAIMS

(a) A Finance Party intending to make a claim pursuant to Clause 13.1 (Increased costs) shall notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower.

(b) Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs.

13.3 EXCEPTIONS

(a) Clause 13.1 (Increased costs) does not apply to the extent any Increased Cost is:

     (i) attributable to a Tax Deduction required by law to be made by the Borrower;

     (ii) compensated for by Clause 12.3 (Tax indemnity) (or would have been compensated for under Clause 12.3 (Tax indemnity) but was not so compensated solely because one of the exclusions in paragraph (b) of Clause 12.3 (Tax indemnity) applied); or

     (iii) attributable to the wilful breach by the relevant Finance Party or its Affiliates of any law or regulation.

(b) In this Clause 13.3, a reference to a "TAX DEDUCTION" has the same meaning given to the term in Clause 12.1 (Definitions).

14.  OTHER INDEMNITIES

14.1 CURRENCY INDEMNITY

(a) If any sum due from the Borrower under the Finance Documents (a "SUM"), or any order, judgment or award given or made in relation to a Sum, has to be converted from the currency (the "FIRST CURRENCY") in which that Sum is payable into another currency (the "SECOND CURRENCY") for the purpose of:

     (i)  making or filing a claim or proof against the Borrower; or

     (ii) obtaining or enforcing an order, judgment or award in relation to any litigation or arbitration proceedings,

     the Borrower shall as an independent obligation, within three Business Days of demand, indemnify each Finance Party to whom that Sum is due against any cost, loss or liability arising out of or as a result of the conversion including any discrepancy between (A) the rate of exchange used to convert that Sum from the First Currency into the Second Currency and (B) the rate or rates of exchange available to that person at the time of its receipt of that Sum.

(b) The Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that in which it is expressed to be payable.

14.2 OTHER INDEMNITIES

     The Borrower shall, within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability incurred by that Finance Party as a result of:

     (a)  the occurrence of any Event of Default;

     (b) the Information Memorandum or any other information produced or approved by the Borrower being or being alleged to be misleading and/or deceptive in any respect;

     (c) any enquiry, investigation, subpoena (or similar order) or litigation with respect to the Borrower or with respect to the transactions contemplated or financed under the Finance Documents;

     (d) a failure by the Borrower to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 26 (Sharing among the Finance Parties);

     (e) funding, or making arrangements to fund, its participation in a Loan requested by the Borrower in a Utilisation Request but not made by reason of the operation of any one or more of the provisions of this Agreement (other than by reason of default or negligence by that Finance Party alone); or

     (f) a Loan (or part of a Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower.

14.3 INDEMNITY TO THE AGENT

     The Borrower shall promptly indemnify the Agent against any cost, loss or liability incurred by the Agent as a result of:

     (a)  investigating any event which it believes is a Default; or

     (b) acting or relying on any notice, request or instruction which it believes to be genuine, correct and appropriately authorised.

15.  MITIGATION BY THE LENDERS

15.1 MITIGATION

(a) Each Finance Party shall, in consultation with the Borrower, take all reasonable steps to mitigate any circumstances which arise and which would result in any amount becoming payable under or pursuant to, or cancelled pursuant to, any of Clause 7.1 (Illegality), Clause 12 (Tax gross-up and indemnities) (other than Clause 12.6 (Indirect Tax)) or Clause 13 (Increased costs) including (but not limited to) transferring its rights and obligations under the Finance Documents to another Affiliate or Facility Office.

(b) Paragraph (a) above does not in any way limit the obligations of the Borrower under the Finance Documents.

15.2 LIMITATION OF LIABILITY

(a) The Borrower shall indemnify each Finance Party for all costs and expenses reasonably incurred by that Finance Party as a result of steps taken by it under Clause 15.1 (Mitigation).

(b) A Finance Party is not obliged to take any steps under Clause 15.1 (Mitigation) if, in the opinion of that Finance Party (acting reasonably), to do so might be prejudicial to it.

16.  COSTS AND EXPENSES

16.1 TRANSACTION EXPENSES

     Subject, to the extent applicable, to any agreed cap, the Borrower shall promptly on demand pay the Agent and the Mandated Lead Arranger the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with the negotiation, preparation, printing, execution and syndication of:

     (a)  this Agreement and any other documents referred to in this Agreement;
          and

     (b)  any other Finance Documents executed after the date of this Agreement.

16.2 AMENDMENT COSTS

     If (a) the Borrower requests an amendment, waiver or consent or (b) an amendment is required pursuant to Clause 27.9 (Change of currency), the Borrower shall, within three Business Days of demand, reimburse the Agent for the amount of all costs and expenses (including legal fees) reasonably incurred by the Agent in responding to, evaluating, negotiating or complying with that request or requirement.

16.3 ENFORCEMENT COSTS

     The Borrower shall, within three Business Days of demand, pay to each Finance Party the amount of all costs and expenses (including legal fees) incurred by that Finance Party in connection with the enforcement of, or the preservation of any rights under, any Finance Document.

                                    SECTION 7

               REPRESENTATIONS, UNDERTAKINGS AND EVENTS OF DEFAULT

17.  REPRESENTATIONS

     The Borrower makes the representations and warranties set out in this Clause 17 to each Finance Party on the date of this Agreement.

17.1 STATUS

(a) It is a corporation, duly incorporated and validly existing under the laws of its jurisdiction of incorporation.

(b) It has the power to own its assets and carry on its business as it is being conducted.

17.2 BINDING OBLIGATIONS

     The obligations expressed to be assumed by it in each Finance Document are legal, valid, binding and enforceable subject to any general principles of law limiting its obligations which are specifically referred to in any legal opinion accepted pursuant to Clause 4 (Conditions of Utilisation).

17.3 NON-CONFLICT WITH OTHER OBLIGATIONS

     The entry into and performance by it of, and the transactions contemplated by, the Finance Documents do not and will not conflict with:

     (a)  any law or regulation applicable to it;

     (b)  its constitutional documents; or

     (c)  any agreement or instrument binding upon it or any of its assets,

     nor result in the existence of, or oblige it to create, any Security over any of its assets.

17.4 POWER AND AUTHORITY

     It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents and the transactions contemplated by those Finance Documents.

17.5 VALIDITY AND ADMISSIBILITY IN EVIDENCE

     All Authorisations required or desirable:

     (a) to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents;

     (b) to make the Finance Documents admissible in evidence in its jurisdiction of incorporation; and

     (c)  for it to carry on their business as now conducted or contemplated,

     have been obtained or effected and are in full force and effect subject to the registrations which are specifically referred to in any legal opinion accepted pursuant to Clause 4 (Conditions of Utilisation).

17.6 GOVERNING LAW AND ENFORCEMENT

(a) The choice of English law as the governing law of the Finance Documents will be recognised and enforced in its jurisdiction of incorporation.

(b) Any judgment obtained in England in relation to a Finance Document will (subject to the provisions of Section 44A (read with Section 13) of the Code of Civil Procedure 1908 of India) be recognised and enforced in its jurisdiction of incorporation.

17.7 DEDUCTION OF TAX

     Subject to any matters which are specifically referred to in any legal opinion accepted pursuant to Clause 4 (Conditions to Utilisation), it is not required under the law of its jurisdiction of incorporation to make any deduction for or on account of Tax from any payment it may make under any Finance Document.

17.8 NO FILING OR STAMP TAXES

     Subject to any matters which are specifically referred to in any legal opinion accepted pursuant to Clause 4 (Conditions to Utilisation), under the law of its jurisdiction of incorporation it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.

17.9 NO DEFAULT

(a) No Event of Default is continuing or might reasonably be expected to result from the making of any Utilisation.

(b) No other event or circumstance is outstanding which constitutes a default under any other agreement or instrument which is binding on it or to which its assets are subject which might have a Material Adverse Effect.

17.10 NO MISLEADING INFORMATION

(a) Any factual information provided by or on behalf of any member of the Group for the purposes of the Information Memorandum was true and accurate in all material respects as at the date it was provided or as at the date (if any) at which it is stated.

(b) All financial projections provided to any Finance Party in connection with the Facilities were prepared on the basis of recent historical information and on the basis of reasonable assumptions.

(c) Nothing has occurred or been omitted from the Information Memorandum and no information has been given or withheld that results in the information contained in the Information Memorandum being untrue or misleading in any material respect.

17.11 FINANCIAL STATEMENTS

(a) Its Original Financial Statements were prepared in accordance with GAAP consistently applied.

(b) Its Original Financial Statements give a true and fair view of its, and its unconsolidated, financial condition and operations as at the end of and for the relevant financial year.

(c) There has been no material adverse change in its business or financial condition since 31 March 2005.

17.12 PARI PASSU RANKING

     Its payment obligations under the Finance Documents rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law applying to companies generally.

17.13 NO PROCEEDINGS PENDING OR THREATENED

     No litigation, arbitration, investigative or administrative proceedings of or before any court, arbitral body or agency (including any arising from or relating to Environmental Law) which, if adversely determined, might reasonably be expected to have a Material Adverse Effect have (to the best of its knowledge and belief) been started or threatened against it.

17.14 AUTHORISED SIGNATURES

     Any person specified as its authorised signatory under Schedule 2 (Conditions Precedent) or paragraph (d) of Clause 18.4 (Information: miscellaneous) is, subject to any notice to the contrary delivered pursuant to that Clause 18.4, authorised to sign Utilisation Requests and other notices on its behalf under or in connection with the Finance Documents.

17.15 NO IMMUNITY

     Neither it nor any of its assets is entitled to immunity from suit, execution, attachment or other legal process in England or India. Its entry into the Finance Documents constitutes, and the exercise of its rights and performance of and compliance with its obligations under the Finance Documents will constitute, private and commercial acts done and performed for private and commercial purposes.

17.16 ENVIRONMENTAL LAWS AND LICENCES

     It has:

     (a)  complied with all Environmental Laws to which it may be subject;

     (b) obtained all Environmental Licences required or desirable in connection with its business; and

     (c)  complied with the terms of those Environmental Licences,

     in each case where failure to do so might have a Material Adverse Effect.

17.17 ENVIRONMENTAL RELEASES

     No:

     (a) property currently or previously owned, leased, occupied or controlled by it (including any offsite waste management or disposal location utilised by it) is contaminated with any Hazardous Substance; and

     (b) discharge, release, leaching, migration or escape of any Hazardous Substance into the Environment has occurred or is occurring on, under or from that property,

     in each case in circumstances where this might have a Material Adverse Effect.

17.18 REPETITION

     The representations and warranties set out in Clauses 17.1 (Status) to
     17.17 (Environmental releases) above are deemed to be made by the Borrower by reference to the facts and circumstances then existing on the date of the Utilisation Request and the first day of each Interest Period.

18.  INFORMATION UNDERTAKINGS

     The undertakings in this Clause 18 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

18.1 FINANCIAL STATEMENTS

     The Borrower shall supply to the Agent in sufficient copies for all the
     Lenders:

     (a) as soon as the same become available, but in any event within 90 days after the end of each of its financial years, its audited consolidated and non consolidated financial statements for that financial year; and

     (b) as soon as the same become available, but in any event within 60 days after the end of each half of each of its financial years, its consolidated and non consolidated financial statements for that financial half year.

18.2 COMPLIANCE CERTIFICATE

(a) The Borrower shall supply to the Agent, with each set of financial statements delivered pursuant to Clause 18.1 (Financial statements) (and within 30 days after any request made by the Agent from time to time), a Compliance Certificate setting out (in reasonable detail) computations as to compliance with Clause 19 (Financial covenants) as at the date as at which those financial statements were drawn up (or, as the case may be, as at the date specified in the Agent's request, which date must be the last day of the most recently completed calendar quarter).

(b) Each Compliance Certificate shall be signed by two persons authorised by the Borrower to sign Compliance Certificates and, in respect of Compliance Certificates supplied together with financial statements delivered pursuant to paragraph (a) of Clause 18.1 (Financial Statements), shall be reported on by the Borrower's auditors in the manner specified in Schedule 5 (Form of Compliance Certificate).

18.3 REQUIREMENTS AS TO FINANCIAL STATEMENTS

(a) Each set of financial statements delivered by the Borrower pursuant to Clause 18.1 (Financial statements) shall be certified by a director of the Borrower or a person acceptable to the Agent who has been authorised by the Borrower for that purpose as giving a true and fair view of its (or, as the case may be, its consolidated) financial condition and operations as at the end of and for the period in relation to which those financial statements were drawn up.

(b) The Borrower shall procure that each set of financial statements delivered pursuant to Clause 18.1 (Financial statements) is prepared using GAAP, accounting practices and financial reference periods consistent with those applied in the preparation of the Original Financial Statements unless, in relation to any set of financial statements, it notifies the Agent that there has been a change in GAAP, the accounting practices or reference periods and its auditors deliver to the Agent:

     (i) a description of any change necessary for those financial statements to reflect the GAAP, accounting practices and reference periods upon which the Original Financial Statements were prepared; and

     (ii) sufficient information, in form and substance as may be reasonably required by the Agent, to enable the Lenders to determine whether Clause 19 (Financial covenants) has been complied with and make an accurate comparison between the financial position indicated in those financial statements and the Original Financial Statements.

     Any reference in this Agreement to those financial statements shall be construed as a reference to those financial statements as adjusted to reflect the basis upon which the Original Financial Statements were prepared.

18.4 INFORMATION: MISCELLANEOUS

     The Borrower shall supply to the Agent (in sufficient copies for all the Lenders, if the Agent so requests):

     (a) all documents despatched by the Borrower to its shareholders (or any class of them) or its creditors generally at the same time as they are despatched;

     (b) promptly upon becoming aware of them, the details of any litigation, arbitration, investigative or administrative proceedings which are current, threatened or pending against the Borrower, and which might, if adversely determined, have a Material Adverse Effect;

     (c) promptly, such further information regarding the financial condition, business and operations of the Borrower as any Finance Party (through the Agent) may reasonably request; and

     (d) promptly, notice of any change in authorised signatories of the Borrower signed by a director, company secretary or a continuing authorised signatory of the Borrower, a specimen whose signature has previously been provided to the Agent, accompanied (where relevant) by specimen signatures of any new authorised signatories.

18.5 NOTIFICATION OF DEFAULT

(a) The Borrower shall notify the Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence.

(b) Promptly upon a request by the Agent, the Borrower shall supply to the Agent a certificate signed by two of its directors or authorised signatories on its behalf certifying that no Default is continuing (or if a Default is continuing, specifying the Default and the steps, if any, being taken to remedy it).

18.6 "KNOW YOUR CUSTOMER" CHECKS

(a)  If:

     (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;

     (ii) any change in the status of the Borrower after the date of this Agreement; or

     (iii) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer,

     obliges the Agent or any Lender (or, in the case of paragraph (iii) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender (for itself or, in the case of the event described in paragraph (iii) above, on behalf of any prospective new Lender) in order for the Agent, such Lender or, in the case of the event described in paragraph (iii) above, any prospective new Lender to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

(b) Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents.

19.  FINANCIAL COVENANTS

19.1 FINANCIAL CONDITION

     The Borrower shall ensure that for so long as any amount is outstanding under the Finance Documents, or any Commitment is in force:

     (a)  Tangible Net Worth will not any time be less than Rs 30,000,000,000;

     (b) the ratio of Total Liabilities to Tangible Net Worth will not at any time be more than 2.0 to 1.0:

     (c) the ratio of Total Secured Borrowings to Tangible Net Worth will not at any time exceed 1.50 to 1.0;

     (d) the ratio of EBITDA in respect of any Relevant Period to Net Interest Expense for that Relevant Period will not be less than 2.0 to 1.0; and

     (e) the ratio of EBITDA in respect of a Relevant Period to the sum for that Relevant Period of (i) the Current Portion of Long Term Debt and
          (ii) Net Interest Expense will not be less than 1.25 to 1.0.

19.2 FINANCIAL COVENANT CALCULATIONS

     Borrowings, Current Portion of Long Term Debt, EBITDA, Net Interest Expense, Long Term Debt, Tangible Net Worth, Total Liabilities and Total Secured Borrowings shall be calculated and interpreted on an unconsolidated basis in accordance with the GAAP applicable to the Original Financial Statements of the Borrower and shall be expressed in Rupees.

19.3 DEFINITIONS

     In this Clause 19:

     "BORROWINGS" means, as at any particular time, the aggregate outstanding principal, capital or nominal amount (and any fixed or minimum premium payable on prepayment or redemption) of the Financial Indebtedness of the Borrower, other than any indebtedness referred to in paragraph (g) of the definition of Financial Indebtedness in Clause 1.1 (Definitions) and any guarantee or indemnity in respect of such indebtedness.

     For this purpose, any amount outstanding or repayable in a currency other than Rupees shall on that day be taken into account in its Rupee equivalent at the rate of exchange that would have been used had an audited unconsolidated balance sheet of the Borrower been prepared as at that day in accordance with the GAAP applicable to the Original Financial Statements of the Borrower.

     "CURRENT PORTION OF LONG TERM DEBT" means in respect of a Relevant Period:

     (a) that portion of Long Term Debt outstanding as at the commencement of that Relevant Period originally scheduled for repayment in that Relevant Period (whether or not paid when due); and

     (b) all other repayments or prepayments made (or required to be made) during that Relevant Period which were not originally scheduled to be paid during that Relevant Period (whether or not paid when due), excluding any such prepayments relating to a refinancing of the amounts prepaid.

     "EBITDA" means, in relation to any Relevant Period, the total operating profit of the Borrower for that Relevant Period:

     (a)  before taking into account:

          (i)  goodwill amortisation;

          (ii) any amount taken into account in the calculation of Net Interest Expense;

          (iii) Tax;

          (iv) any share of the profit of any associated company or undertaking, except for dividends received in cash by the Borrower; and

          (v)  extraordinary and exceptional items; and

     (b) after adding back all amounts provided for depreciation and amortisation for that Relevant Period,

     as determined (except as needed to reflect the terms of this Clause 19) from the financial statements of the Borrower and Compliance Certificates delivered under Clause 18.1 (Financial statements) and Clause 18.2 (Compliance Certificate).

     "LONG TERM DEBT" means, at any time, all Borrowings of the Borrower but only to the extent that the principal element of the same was not originally due for repayment within 12 months from the date such Borrowings were first incurred.

     "NET INTEREST EXPENSE" means, in relation to any Relevant Period, the aggregate amount of interest and any other finance charges (whether or not paid, payable or capitalised) accrued by the Borrower in that Relevant Period in respect of Borrowings including:

     (a)  the interest element of leasing and hire purchase payments;

     (b)  commitment fees, commissions, arrangement fees and guarantee fees; and

     (c) amounts in the nature of interest payable in respect of any shares other than equity share capital,

     adjusted (but without double counting) by:

     (a) adding back the net amount payable (or deducting the net amount receivable) by the Borrower in respect of that Relevant Period under any interest or (so far as they relate to interest) currency hedging arrangements; and

     (b) deducting the Borrower's interest income in respect of that Relevant Period to the extent freely distributable to the Borrower in cash,

     all as determined (except as needed to reflect the terms of this Clause 19) from the financial statements of the Borrower and Compliance Certificates delivered under Clause 18.1 (Financial Statements) and 18.2 (Compliance Certificate).

     "RELEVANT PERIOD" means:

     (a)  each financial year of the Borrower; and

     (b) each period beginning on the first day of the second half of a financial year of the Borrower and ending on the last day of the first half of its next financial year.

     "TANGIBLE NET WORTH" means, as at any particular time, the aggregate of:

     (a) the amount paid up or credited as paid up on the issued share capital of the Borrower (other than any shares which are expressed to be redeemable); and

     (b)  the amount standing to the credit of the reserves of the Borrower,

     less (but without double counting) any amount included in the above which is attributable to:

     (i)  goodwill or other intangible assets;

     (ii) amounts set aside for Tax;

     (iii) minority interests;

     (iv) the amount by which the net book value of any asset has been written up after 31 March 2005 by way of revaluation; and

     (v) any dividend or other distribution declared, recommended or made by the Borrower or declared or recommended by another member of the Group but not received by the Borrower immediately distributable funds, but ignoring any variation in the credit or debit balance on the Borrower's unconsolidated profit and loss account since the date of the then latest audited unconsolidated balance sheet of the Borrower except to the extent reflected in any later unconsolidated profit and loss statement delivered to the Agent under Clause 18 (Information undertakings).

     "TOTAL LIABILITIES" means, as at any particular time, all liabilities and indebtedness of the Borrower including, without limitation, its Borrowings, but excluding any indebtedness referred to in paragraph (i) of the definition of Financial Indebtedness in Clause 1.1 (Definitions) to the extent that it does not relate to any contingent indebtedness in respect of the Financial Indebtedness of any other person.

     "TOTAL SECURED BORROWINGS" means, at any time, all Borrowings of the Borrower owed to a creditor or creditors who benefit from Security securing or otherwise assuring or purporting to assure payment and repayment of such Borrowings (whether or not the value of the assets the subject of the same exceeds the indebtedness secured).

20.  GENERAL UNDERTAKINGS

     The undertakings in this Clause 20 remain in force from the date of this Agreement for so long as any amount is outstanding under the Finance Documents or any Commitment is in force.

20.1 AUTHORISATIONS

(a)  The Borrower shall promptly:

     (i) obtain, comply with and do all that is necessary to maintain in full force and effect; and

     (ii) supply certified copies to the Agent of,

     any Authorisation required under any law or regulation of its jurisdiction of incorporation to enable it to perform its obligations under the Finance Documents (including, without limitation, in connection with any payment to be made thereunder) and to ensure the legality, validity, enforceability or admissibility in evidence in its jurisdiction of incorporation of any Finance Document.

(b) The Borrower shall promptly make the registrations and comply with the other requirements which are specifically referred to in any legal opinion accepted pursuant to Clause 4 (Conditions of Utilisation).

(c) Following the lodgement of this Agreement with RBI pursuant to paragraph 3(g) of Schedule 2 (Conditions Precedent), the Borrower shall promptly obtain, and provide the Agent with, the docket number issued by RBI in respect of this Agreement.

20.2 COMPLIANCE WITH LAWS

     The Borrower shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.

20.3 NEGATIVE PLEDGE

(a) The Borrower shall not create or permit to subsist any Security over any of its assets which secures External Indebtedness unless such Security shall equally and rateably secure, in a manner satisfactory to the Agent (acting on the instructions of the Majority Lenders), the payment of all amounts (including, without limitation, principal and interest) payable under or in connection with any Finance Document.

(b) For the avoidance of doubt, the Borrower's obligations in Clause 19 (Financial covenants) are not in any way excused or otherwise limited by any provision of this Clause 20.3.

(c)  Paragraph (a) above shall not apply to:

     (i)  the Existing Security; and

     (ii) any Refinanced Security provided that such Security is discharged within 90 days from the first Utilisation Date and does not secure any Financial Indebtedness once the Refinancing Indebtedness has been repaid on the first Utilisation Date.

20.4 DISPOSALS

(a) The Borrower shall not enter into a single transaction or a series of transactions (whether related or not and whether voluntary or involuntary) to sell, lease, transfer or otherwise dispose of any asset.

(b) Paragraph (a) above does not apply to any sale, lease, transfer or other disposal:

     (i)  made in the ordinary course of trading of the disposing entity;

     (ii) of assets in exchange for other assets comparable or superior as to type, value and quality and for a similar purpose; or

     (iii) where the higher of the market value or consideration receivable (when aggregated with the higher of the market value or consideration receivable for any other sale, lease, transfer or other disposal, other than any permitted under paragraphs (i) and (ii) above) does not exceed US$35,000,000 (or its equivalent in another currency or currencies) in any financial year.

20.5 MERGER

(a) Except with the prior written consent of the Majority Lenders and subject to paragraph (b) below, the Borrower shall not enter into any amalgamation, demerger, merger or corporate reconstruction, where such change might result in a reduction of the Borrower's Tangible Net Worth in an amount equal to or exceeding the lesser of US$75,000,000 and 10% of the Borrower's Tangible Net Worth (as of the Borrower's most recent audited financial statement and Compliance Certificate provided pursuant to Clause 18.1 (Financial statement) and Clause 18.2 (Compliance Certificate) or, if none, the Original Financial Statements).

(b) The Borrower or successor entity shall assume or retain (in each case to the satisfaction of the Majority Lenders) all of the Borrower's existing and prospective obligations to the Finance Parties under or in connection with the Finance Documents.

20.6 CHANGE OF BUSINESS

(a) The Borrower shall procure that no substantial change is made to the general nature of the business of the Borrower from that carried on at the date of this Agreement.

(b) The Borrower shall not carry on any business other than the Existing Core Business save to the extent that it may do so as a result of any investment, acquisition or action permitted under Clause 20.10 (Acquisition and Investments).

20.7 INSURANCE

     The Borrower shall maintain insurances on and in relation to its business and assets with reputable underwriters or insurance companies against those risks, and to the extent, usually insured against by prudent companies located in the same or a similar location and carrying on a similar business.

20.8 ENVIRONMENTAL UNDERTAKINGS

     The Borrower shall:

     (a)  comply with all Environmental Laws to which it may be subject;

     (b) obtain all Environmental Licences required or desirable in connection with its business; and

     (c)  comply with the terms of all those Environmental Licences,

     in each case where failure to do so might have a Material Adverse Effect.

20.9 ENVIRONMENTAL CLAIMS

     The Borrower shall promptly notify the Agent of any claim, notice or other communication received by it in respect of any actual or alleged breach of or liability under Environmental Law which, if substantiated, might have a Material Adverse Effect.

20.10 ACQUISITIONS AND INVESTMENTS

     The Borrower shall not:

     (a) invest in or acquire, whether by incorporation or otherwise, any share in or any security issued by any person, or any interest therein or in the capital of any person, or make any capital contribution to any person;

     (b) invest in or acquire any business or going concern, or the whole or substantially the whole business of the assets, property or business of any person or any assets that constitute a division or operating unit of the business of any person; or

     (c) enter into any joint venture, consortium, partnership or similar arrangement with any person,

     except to the extent that such investment, acquisition or action:

          (i)  constitutes a further investment in the Existing Core Business;
               or

          (ii) (in the case of any investment, acquisition or activity that does not relate, directly or indirectly, to the Existing Core Business of the Borrower) would not, when aggregated with all other such investment(s), acquisition(s) or action(s) since the date of this Agreement, cause the aggregate amount so expended by the Borrower in relation thereto to exceed 10 per cent. of the Tangible Net Worth as determined from the latest financial statements and Compliance Certificate of the Borrower delivered to the Agent under Clause 18.1 (Financial Statements) and Clause 18.2 (Compliance Certificate).

20.11 FINANCIAL YEAR

     Except with the prior written consent of the Majority Lenders, the Borrower shall not alter its financial year so that such financial year ends on any date other than on 31 March of each year.

20.12 LOANS AND GUARANTEES

(a)  The Borrower will not:

     (i) make any loan, or provide any form of credit or financial accommodation, to any other person; or

     (ii) give or issue any guarantee, indemnity, bond or letter of credit to or for the benefit of any person; or

     (iii) permit to subsist any guarantee of any Financial Indebtedness of any of its Subsidiaries.

(b)  Paragraph (a) above does not apply to:

     (i) trade credit given in the ordinary course of trading on normal commercial terms; and

     (ii) (A) loans made, credit or other financial accommodation provided to;

          (B) guarantees, indemnities, bonds or letters of credit issued in favour of; or

          (C)  guarantees of Financial Indebtedness of,

          any member of the Group or any other company or corporation in which the Vedanta Group (taken as a whole) holds at least 20 per cent. of its issued ordinary share capital, where the making, grant or issue of the same would not at any time exceed the relevant maximum limit prescribed under section 372A of the Indian Companies Act.

20.13 ARM'S LENGTH DEALINGS

     The Borrower will not enter into any arrangement, agreement or commitment with any person or pay any fees, commissions or other sums on any account whatsoever to any persons other than:

     (a) in the ordinary course of trading, at arm's length and on normal commercial terms;

     (b)  as required by the Finance Documents; or

     (c) those to which the Majority Lenders have given their prior written consent.

21.  EVENTS OF DEFAULT

     Each of the events or circumstances set out in Clause 21 is an Event of Default.

21.1 NON-PAYMENT

     The Borrower does not pay on the due date any amount payable pursuant to a Finance Document at the place at and in the currency in which it is expressed to be payable unless:

     (a)  its failure to pay is caused by administrative or technical error; and

     (b)  payment is made within 3 Business Days of its due date.

21.2 FINANCIAL COVENANTS

(a)  Any requirement of Clause 19 (Financial covenants) is not satisfied.

(b) No Event of Default will occur under paragraph (a) above in relation to paragraph (c) of Clause 19.1 (Financial Condition) if the Borrower, within 30 days after being requested to do so by the Agent, provides additional Security in such form and manner acceptable to the Lenders that would ensure (or otherwise has prepaid the Loans in an amount which would have been sufficient to ensure) that the requirement under paragraph (c) of Clause 19.1 (Financial Condition) is satisfied to the satisfaction of the Agent.

21.3 OTHER OBLIGATIONS

(a) The Borrower does not comply with any provision of the Finance Documents (other than those referred to in Clause 21.1 (Non-payment) and Clause 21.2 (Financial covenants)).

(b) No Event of Default under paragraph (a) above in relation to Clause 20.1 (Authorisations) will occur if the failure to comply is capable of remedy and is remedied within 5 Business Days of the Agent giving notice to the Borrower or the Borrower becoming aware of the failure to comply.

21.4 MISREPRESENTATION

     Any representation or statement made or deemed to be made by the Borrower in the Finance Documents or any other document delivered by or on behalf of the Borrower under or in connection with any Finance Document is or proves to have been incorrect or misleading in any material respect when made or deemed to be made.

21.5 CROSS DEFAULT

(a) Any Financial Indebtedness of the Borrower is not paid when due nor within any originally applicable grace period.

(b) Any Financial Indebtedness of the Borrower is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).

(c) Any commitment for any Financial Indebtedness of the Borrower is cancelled or suspended by any of its creditors as a result of an event of default (however described).

(d) Any creditor of the Borrower becomes entitled to declare any of its Financial Indebtedness due and payable prior to its specified maturity as a result of an event of default (however described).

(e) No Event of Default under this Clause 21.5 will occur if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraphs (a) to (d) above is less than US$2,000,000 (or its equivalent in any other currency or currencies).

21.6 INSOLVENCY

(a) The Borrower is or is presumed or deemed to be unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness.

(b) The value of the assets of the Borrower is less than its liabilities (taking into account contingent and prospective liabilities).

(c)  A moratorium is declared in respect of any indebtedness of the Borrower.

21.7 INSOLVENCY PROCEEDINGS

     Any corporate action, legal proceedings or other procedure or step is taken in relation to:

     (a) the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration, provisional supervision or reorganisation (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Borrower;

     (b) a composition, assignment or arrangement with any creditor of the Borrower;

     (c) the appointment of a liquidator, receiver, administrator, administrative receiver, compulsory manager, provisional supervisor or other similar officer in respect of the Borrower or any of its assets; or

     (d) enforcement of any Security over any assets of the Borrower, or any analogous procedure or step is taken in any jurisdiction.

21.8 JUDGMENTS, CREDITORS' PROCESS

(a) The Borrower fails to comply with or pay any sum in an amount equal to or greater than US$2,000,000 (or its equivalent in any other currency or currencies) due from it under any final judgment or any final order made or given by a court of competent jurisdiction.

(b) Any expropriation, attachment, sequestration, distress or execution affects any asset or assets of the Borrower and is not discharged within 5 Business Days.

21.9 UNLAWFULNESS

     It is or becomes unlawful for the Borrower to perform any of its obligations under the Finance Documents.

21.10 REPUDIATION

     The Borrower repudiates a Finance Document or evidences an intention to repudiate a Finance Document.

21.11 MATERIAL ADVERSE CHANGE

     Any event or circumstance occurs which the Majority Lenders determine might have a Material Adverse Effect.

21.13 RATINGS DOWNGRADE

     The credit rating assigned from time to time by CRISIL, ICRA or any other credit rating agency acceptable to the Agent (acting on the instructions of the Majority Lenders) to the Borrower's long-term debt (not credit enhanced by an unrelated third party) falls below A, or no such credit rating is maintained by the Borrower.

21.14 ACCELERATION

     On and at any time after the occurrence of an Event of Default the Agent may, and shall if so directed by the Majority Lenders, by notice to the
     Borrower:

     (a) cancel the Total Commitments whereupon they shall immediately be cancelled;

     (b) declare that all or part of the Loans, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, whereupon they shall become immediately due and payable; and/or

     (c) declare that all or part of the Loans be payable on demand, whereupon they shall immediately become payable on demand by the Agent on the instructions of the Majority Lenders.

                                    SECTION 8

                               CHANGES TO PARTIES

22.  CHANGES TO THE LENDERS

22.1 ASSIGNMENTS AND TRANSFERS BY THE LENDERS

     Subject to this Clause 22, a Lender (the "EXISTING LENDER") may:

     (a)  assign any of its rights; or

     (b)  transfer by novation any of its rights and obligations,

     to another bank or financial institution or to a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets (the "NEW LENDER") without the consent of the Borrower.

22.2 CONDITIONS OF ASSIGNMENT OR TRANSFER

(a)  An assignment will only be effective on:

     (i) receipt by the Agent of written confirmation from the New Lender (in form and substance satisfactory to the Agent) that the New Lender will assume the same obligations to the other Finance Parties as it would have been under if it was an Original Lender; and

     (ii) performance by the Agent of all "know your customer" or other checks relating to any person that it is required to carry out in relation to such assignment to a New Lender, the completion of which the Agent shall promptly notify to the Existing Lender and the New Lender.

(b) A transfer will only be effective if the procedure set out in Clause 22.5 (Procedure for transfer) is complied with.

(c)  If:

     (i) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and

     (ii) as a result of circumstances existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clause 12 (Tax gross-up and indemnities) or Clause 13 (Increased Costs), then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous Facility Office would have been if the assignment, transfer or change had not occurred.

22.3 ASSIGNMENT OR TRANSFER FEE

     The New Lender shall, on the date upon which an assignment or transfer takes effect, pay to the Agent (for its own account) a fee of US$1,000.

22.4 LIMITATION OF RESPONSIBILITY OF EXISTING LENDERS

(a) Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:

     (i) the legality, validity, effectiveness, adequacy or enforceability of the Finance Documents or any other documents;

     (ii) the financial condition of the Borrower;

     (iii) the performance and observance by the Borrower of its obligations under the Finance Documents or any other documents; or

     (iv) the accuracy of any statements (whether written or oral) made in or in connection with any Finance Document or any other document,

     and any representations or warranties implied by law are excluded.

(b) Each New Lender confirms to the Existing Lender and the other Finance Parties that it:

     (i) has made (and shall continue to make) its own independent investigation and assessment of the financial condition and affairs of the Borrower and its related entities in connection with its participation in this Agreement and has not relied exclusively on any information provided to it by the Existing Lender in connection with any Finance Document; and

     (ii) will continue to make its own independent appraisal of the creditworthiness of the Borrower and its related entities whilst any amount is or may be outstanding under the Finance Documents or any Commitment is in force.

(c)  Nothing in any Finance Document obliges an Existing Lender to:

     (i) accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause 22; or

     (ii) support any losses directly or indirectly incurred by the New Lender by reason of the non-performance by the Borrower of its obligations under the Finance Documents or otherwise.

22.5 PROCEDURE FOR TRANSFER

(a) Subject to the conditions set out in Clause 22.2 (Conditions of assignment or transfer) a transfer is effected in accordance with paragraph (c) below when the Agent executes an otherwise duly completed Transfer Certificate delivered to it by the Existing Lender and the New Lender. The Agent shall, subject to paragraph (b) below, as soon as reasonably practicable after receipt by it of a duly completed Transfer Certificate appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Transfer Certificate.

(b) The Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.

(c)  On the Transfer Date:

     (i) to the extent that in the Transfer Certificate the Existing Lender seeks to transfer by novation its rights and obligations under the Finance Documents the Borrower and the Existing Lender shall be released from further obligations towards one another under the Finance Documents and their respective rights against one another under the Finance Documents shall be cancelled (being the "DISCHARGED RIGHTS AND OBLIGATIONS");

     (ii) the Borrower and the New Lender shall assume obligations towards one another and/or acquire rights against one another which differ from the Discharged Rights and Obligations only insofar as the Borrower and the New Lender have assumed and/or acquired the same in place of the Borrower and the Existing Lender;

     (iii) the Agent, the Mandated Lead Arranger, the New Lender and other Lenders shall acquire the same rights and assume the same obligations between themselves as they would have acquired and assumed had the New Lender been an Original Lender with the rights and/or obligations acquired or assumed by it as a result of the transfer and to that extent the Agent, the Mandated Lead Arranger and the Existing Lender shall each be released from further obligations to each other under the Finance Documents; and

     (iv) the New Lender shall become a Party as a "Lender".

22.6 DISCLOSURE OF INFORMATION

     Any Lender may disclose to any of its Affiliates and any other person:

     (a) to (or through) whom that Lender assigns or transfers (or may potentially assign or transfer) all or any of its rights and obligations under this Agreement;

     (b) with (or through) whom that Lender enters into (or may potentially enter into) any sub-participation in relation to, or any other transaction under which payments are to be made by reference to, this Agreement or the Borrower; or

     (c) to whom, and to the extent that, information is required or permitted to be disclosed by any applicable law or regulation,

     any information about the Borrower, the Group and the Finance Documents as that Lender shall consider appropriate if, in relation to paragraph (a) above, the person to whom the information is to be given has entered into a Confidentiality Undertaking. This Clause supersedes any previous agreement relating to the confidentiality of this information.

23.  CHANGES TO THE BORROWER

     The Borrower may not assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

                                    SECTION 9

                               THE FINANCE PARTIES

24.  ROLE OF THE AGENT AND THE MANDATED LEAD ARRANGER

24.1 APPOINTMENT OF THE AGENT

(a) Each other Finance Party appoints the Agent to act as its agent under and in connection with the Finance Documents.

(b) Each other Finance Party authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.

24.2 DUTIES OF THE AGENT

(a) The Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Agent for that Party by any other Party.

(b) Except where a Finance Document specifically provides otherwise, the Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.

(c) If the Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the Finance Parties.

(d) If the Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Agent or the Mandated Lead Arranger) under this Agreement it shall promptly notify the other Finance Parties.

(e) The duties of the Agent under the Finance Documents are solely mechanical and administrative in nature. The Agent shall have no other duties save as expressly provided for in the Finance Documents.

24.3 ROLE OF THE MANDATED LEAD ARRANGER

     Except as specifically provided in the Finance Documents, no Mandated Lead Arranger has any obligations of any kind to any other Party under or in connection with any Finance Document.

24.4 NO FIDUCIARY DUTIES

(a) Nothing in this Agreement constitutes the Agent or the Mandated Lead Arranger as a trustee or fiduciary of any other person.

(b) Neither the Agent nor the Mandated Lead Arranger shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.

24.5 BUSINESS WITH THE GROUP

     The Agent and the Mandated Lead Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.

24.6 RIGHTS AND DISCRETIONS OF THE AGENT

(a)  The Agent may rely on:

     (i) any representation, notice or document believed by it to be genuine, correct and appropriately authorised and shall have no duty to verify any signature on any document; and

     (ii) any statement purportedly made by a director, authorised signatory or employee of any person regarding any matters which may reasonably be assumed to be within his knowledge or within his power to verify.

(b) The Agent may assume, unless it has received notice to the contrary in its capacity as agent for the Lenders that:

     (i) no Default has occurred (unless it has actual knowledge of a Default arising under Clause 21.1 (Non-payment)); and

     (ii) any right, power, authority or discretion vested in any Party or the Majority Lenders has not been exercised.

(c) The Agent may engage, pay for and rely on the advice or services of any lawyers, accountants, surveyors or other experts.

(d) The Agent may act in relation to the Finance Documents through its personnel and agents.

(e) The Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

(f) Notwithstanding any other provision of any Finance Document to the contrary, neither the Agent nor the Mandated Lead Arranger is obliged to do or omit to do anything if it would or might in its reasonable opinion constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.

24.7 MAJORITY LENDERS' INSTRUCTIONS

(a)  Unless a contrary indication appears in a Finance Document, the Agent shall
     (i) exercise any right, power, authority or discretion vested in it as Agent, in accordance with any instructions given to it by the Majority Lenders (or, if so instructed by the Majority Lenders, refrain from exercising any right, power, authority or discretion vested in it as Agent, and (ii) not be liable for any act (or omission) if it acts (or refrains from taking any action) in accordance with an instruction of the Majority Lenders.

(b) Unless a contrary indication appears in a Finance Document, any instructions given by the Majority Lenders will be binding on all the Finance Parties.

(c) The Agent may refrain from acting in accordance with the instructions of the Majority Lenders (or, if appropriate, the Lenders) or under paragraph
     (d) below until it has received such security as it may require for any cost, loss or liability (together with any associated Indirect Tax) which it may incur in complying with the instructions.

(d) In the absence of instructions from the Majority Lenders (or, if appropriate, the Lenders), the Agent may act (or refrain from taking action) as it considers to be in the best interest of the Lenders.

(e) The Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender's consent) in any legal or arbitration proceedings relating to any Finance Document.

24.8 RESPONSIBILITY FOR DOCUMENTATION

     Neither the Agent nor the Mandated Lead Arranger:

     (a) is responsible for the adequacy, accuracy and/or completeness of any information (whether oral or written) supplied by the Agent, the Mandated Lead Arranger, the Borrower or any other person given in or in connection with any Finance Document or the Information Memorandum; or

     (b) is responsible for the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of or in connection with any Finance Document.

24.9 EXCLUSION OF LIABILITY

(a) Without limiting paragraph (b) below, the Agent will not be liable for any action taken by it or omitting to take any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct.

(b) No Party (other than the Agent) may take any proceedings against any officer, employee or agent of the Agent in respect of any claim it might have against the Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of the Agent may rely on this Clause. Any third party referred to in this paragraph (b) may enjoy the benefit of or enforce the terms of this paragraph in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

(c) The Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by it if it has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by it for that purpose.

(d) Nothing in this Agreement shall oblige the Agent or the Arranger to carry out any "know your customer" or other checks in relation to any person on behalf of any Lender and each Lender confirms to the Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Agent or the Arranger.

24.10 LENDERS' INDEMNITY TO THE AGENT

     Each Lender shall (if there are no Loans then outstanding, in proportion to its share of the Total Commitments or, at any other time, to its share of the Loans then outstanding) indemnify the Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Agent (otherwise than by reason of its gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless it has been reimbursed by the Borrower pursuant to a Finance Document) or any fee or expense outstanding from and not paid by the Borrower pursuant to a Finance Document.

24.11 RESIGNATION OF THE AGENT

(a) The Agent may resign and appoint one of its Affiliates acting through an office in Singapore as successor by giving notice to the other Finance Parties and the Borrower.

(b) Alternatively the Agent may resign by giving notice to the other Finance Parties and the Borrower, in which case the Majority Lenders (after consultation with the Borrower) may appoint a successor Agent.

(c) If the Majority Lenders have not appointed a successor Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the Agent (after consultation with the Borrower) may appoint a successor Agent (acting through an office in Singapore).

(d) The retiring Agent shall make available to its successor such documents and records and provide such assistance as its successor may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.

(e) The resignation notice of the Agent shall only take effect upon the appointment of a successor.

(f) Upon the appointment of a successor, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents but shall remain entitled to the benefit of this Clause 24. Its successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.

(g) After consultation with the Borrower, the Majority Lenders may, by notice to the Agent require it to resign in accordance with paragraph (b) above. In this event, the Agent shall resign in accordance with paragraph (b) above.

24.12 CONFIDENTIALITY

(a) The Agent (in acting as agent for the Finance Parties) shall be regarded as acting through its agency division which in each case shall be treated as a separate entity from any other of its divisions or departments.

(b) If information is received by another division or department of the Agent, it may be treated as confidential to that division or department and the Agent shall not be deemed to have notice of it.

24.13 RELATIONSHIP WITH THE LENDERS

     The Agent may treat each Lender as a Lender, entitled to payments under this Agreement and acting through its Facility Office unless it has received not less than 5 Business Days prior notice from that Lender to the contrary in accordance with the terms of this Agreement.

24.14 CREDIT APPRAISAL BY THE LENDERS

     Without affecting the responsibility of the Borrower for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Agent and the Mandated Lead Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:

     (a) the financial condition, status and nature of each member of the Group;

     (b) the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, Security arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;

     (c) whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, Security arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and

     (d) the adequacy, accuracy and/or completeness of the Information Memorandum and any other information provided by the Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, Security arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document.

24.15 REFERENCE BANKS

     If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Agent shall (in consultation with the Borrower) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.

24.16 MANAGEMENT TIME OF THE AGENT

     Any amount payable to the Agent under Clause 24.10 (Lenders' indemnity to the Agent) shall include the cost of utilising its management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as it may notify to the Lenders, and is in addition to any fee paid or payable to it under Clause 11 (Fees).

24.17 DEDUCTION FROM AMOUNTS PAYABLE BY THE AGENT

     If any Party owes an amount to the Agent under the Finance Documents the Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.

25.  CONDUCT OF BUSINESS BY THE FINANCE PARTIES

     No provision of this Agreement will:

     (a) interfere with the right of any Finance Party to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

     (b) oblige any Finance Party to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

     (c) oblige any Finance Party to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

26.  SHARING AMONG THE FINANCE PARTIES

26.1 PAYMENTS TO FINANCE PARTIES

     If a Finance Party (a "RECOVERING FINANCE PARTY") receives or recovers any amount from the Borrower other than in accordance with Clause 27 (Payment mechanics) and applies that amount to a payment due under the Finance Documents then:

     (a) the Recovering Finance Party shall, within three Business Days, notify details of the receipt or recovery to the Agent;

     (b) the Agent shall determine whether the receipt or recovery is in excess of the amount the Recovering Finance Party would have been paid had the receipt or recovery been received or made by the Agent and distributed in accordance with Clause 27 (Payment mechanics), without taking account of any Tax which would be imposed on the Agent in relation to the receipt, recovery or distribution; and

     (c) the Recovering Finance Party shall, within three Business Days of demand by the Agent, pay to the Agent an amount (the "SHARING PAYMENT") equal to such receipt or recovery less any amount which the Agent determines may be retained by the Recovering Finance Party as its share of any payment to be made, in accordance with Clause 27.5 (Partial payments).

26.2 REDISTRIBUTION OF PAYMENTS

     The Agent shall treat the Sharing Payment as if it had been paid by the Borrower and distribute it between the Finance Parties (other than the Recovering Finance Party) in accordance with Clause 27.5 (Partial payments).

26.3 RECOVERING FINANCE PARTY'S RIGHTS

(a) On a distribution by the Agent under Clause 26.2 (Redistribution of payments), the Recovering Finance Party will be subrogated to the rights of the Finance Parties which have shared in the redistribution.

(b) If and to the extent that the Recovering Finance Party is not able to rely on its rights under paragraph (a) above, the Borrower shall be liable to the Recovering Finance Party for a debt equal to the Sharing Payment which is immediately due and payable.

26.4 REVERSAL OF REDISTRIBUTION

     If any part of the Sharing Payment received or recovered by a Recovering Finance Party becomes repayable and is repaid by that Recovering Finance Party, then:

     (a) each Finance Party which has received a share of the relevant Sharing Payment pursuant to Clause 26.2 (Redistribution of payments) shall, upon request of the Agent, pay to the Agent for account of that Recovering Finance Party an amount equal to the appropriate part of its share of the Sharing Payment (together with an amount as is necessary to reimburse that Recovering Finance Party for its proportion of any interest on the Sharing Payment which that Recovering Finance Party is required to pay); and

     (b) that Recovering Finance Party's rights of subrogation in respect of any reimbursement shall be cancelled and the Borrower will be liable to the reimbursing Finance Party for the amount so reimbursed.

26.5 EXCEPTIONS

(a) This Clause 26 shall not apply to the extent that the Recovering Finance Party would not, after making any payment pursuant to this Clause, have a valid and enforceable claim against the Borrower.

(b) A Recovering Finance Party is not obliged to share with any other Lender any amount which the Recovering Finance Party has received or recovered as a result of taking legal or arbitration proceedings, if:

     (i) it notified that other Finance Party of the legal or arbitration proceedings; and

     (ii) that other Finance Party had an opportunity to participate in those legal or arbitration proceedings but did not do so as soon as reasonably practicable having received notice and did not take separate legal or arbitration proceedings.

                                   SECTION 10

                                 ADMINISTRATION

27.  PAYMENT MECHANICS

27.1 PAYMENTS TO THE AGENT

(a) On each date on which the Borrower or a Lender is required to make a payment under a Finance Document, the Borrower or that Lender shall make the same available to the Agent (unless a contrary indication appears in a Finance Document) for value on the due date at the time and in such funds specified by the Agent as being customary at the time for settlement of transactions in the relevant currency in the place of payment.

(b) Payment shall be made to such account in the principal financial centre of the country of that currency with such bank as the Agent specifies.

27.2 DISTRIBUTIONS BY THE AGENT

(a) Each payment received by the Agent under the Finance Documents for another Party shall, subject to paragraph (b) and to Clause 27.3 (Distributions to the Borrower) and Clause 27.4 (Clawback), be made available by the Agent as soon as practicable after receipt to the Party entitled to receive payment in accordance with this Agreement (in the case of a Lender, for the account of its Facility Office), to such account as that Party may notify to the Agent by not less than five Business Days' notice with a bank in the principal financial centre of the country of that currency.

(b) Notwithstanding paragraph (a) above, any payment to be made under the Finance Documents by the Agent to a Lender shall be made in accordance with that Lender's Standing Payment Instruction.

27.3 DISTRIBUTIONS TO THE BORROWER

     The Agent may (with the Borrower's consent or in accordance with Clause 28 (Set-off)) apply any amount received by it for the Borrower in or towards payment (on the date and in the currency and funds of receipt) of any amount due from the Borrower under the Finance Documents or in or towards purchase of any amount of any currency to be so applied.

27.4 CLAWBACK

(a) Where a sum is to be paid to the Agent under the Finance Documents for another Party, the Agent is not obliged to pay that sum to that other Party (or to enter into or perform any related exchange contract) until it has been able to establish to its satisfaction that it has actually received that sum.

(b) If the Agent pays an amount to another Party and it proves to be the case that it had not actually received that amount, then the Party to whom that amount (or the proceeds of any related exchange contract) was paid shall on demand refund the same to the Agent together with interest on that amount from the date of payment to the date of receipt by the Agent calculated by it to reflect its cost of funds.

27.5 PARTIAL PAYMENTS

(a) If the Agent receives a payment that is insufficient to discharge all the amounts then due and payable by the Borrower under the Finance Documents, the Agent shall apply that payment towards the Borrower's obligations under the Finance Documents in the following order:

     (i) FIRST, in or towards payment pro rata of any unpaid fees, costs and expenses of the Agent or the Mandated Lead Arranger under the Finance Documents;

     (ii) SECONDLY, in or towards payment pro rata of any accrued interest, fee (other than as provided in (i) above) or commission due but unpaid under this Agreement;

     (iii) THIRDLY, in or towards payment pro rata of any principal due but unpaid under this Agreement; and

     (iv) FOURTHLY, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.

(b) The Agent shall, if so directed by the Majority Lenders, vary the order set out in paragraphs (a)(ii) to (iv) above.

(c) Paragraphs (a) and (b) above will override any appropriation made by the Borrower.

27.6 NO SET-OFF BY THE BORROWER

     All payments to be made by the Borrower under the Finance Documents shall be calculated and be made without (and free and clear of any deduction for) set-off or counterclaim.

27.7 BUSINESS DAYS

(a) Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b) During any extension of the due date for payment of any principal or Unpaid Sum under this Agreement interest is payable on the principal or Unpaid Sum at the rate payable on the original due date.

27.8 CURRENCY OF ACCOUNT

(a) Subject to paragraphs (b) to (e) below, US Dollars is the currency of account and payment for any sum due from the Borrower under any Finance Document.

(b) A repayment of a Loan or Unpaid Sum or a part of a Loan or Unpaid Sum shall be made in the currency in which the Loan or Unpaid Sum is denominated on its due date.

(c) Each payment of interest shall be made in the currency in which the sum in respect of which the interest is payable was denominated when that interest accrued.

(d) Each payment in respect of costs, expenses or Taxes shall be made in the currency in which the costs, expenses or Taxes are incurred.

(e) Any amount expressed to be payable in a currency other than US Dollars shall be paid in that other currency.

27.9 CHANGE OF CURRENCY

(a) Unless otherwise prohibited by law, if more than one currency or currency unit are at the same time recognised by the central bank of any country as the lawful currency of that country, then:

     (i) any reference in the Finance Documents to, and any obligations arising under the Finance Documents in, the currency of that country shall be translated into, or paid in, the currency or currency unit of that country designated by the Agent (after consultation with the Borrower); and

     (ii) any translation from one currency or currency unit to another shall be at the official rate of exchange for the conversion of that currency or currency unit into the other recognised by the central bank designated by the Agent (after consultation with the Borrower), rounded up or down by the Agent (acting reasonably).

(b) If a change in any currency of a country occurs, this Agreement will, to the extent the Agent (acting reasonably and after consultation with the Borrower) specifies to be necessary, be amended to comply with any generally accepted conventions and market practice in the Relevant Interbank Market and otherwise to reflect the change in currency.

28.  SET-OFF

     A Finance Party may set off any matured obligation due from the Borrower under the Finance Documents (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to the Borrower, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off.

29.  NOTICES

29.1 COMMUNICATIONS IN WRITING

     Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by fax or letter.

29.2 ADDRESSES

     The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is:

     (a)  in the case of the Borrower, that identified with its name below;

     (b) in the case of each Lender, that notified in writing to the Agent on or prior to the date on which it becomes a Party; and

     (c)  in the case of the Agent that identified with its name below,

     or any substitute address, fax number or department or officer as the Party may notify to the Agent (or the Agent may notify to the other Parties, if a change is made by the Agent) by not less than five Business Days' notice.

29.3 DELIVERY

(a) Any communication or document made or delivered by one person to another under or in connection with the Finance Documents will only be effective:

     (i) if sent by fax before 5 p.m. (local time in the place to which it is sent) on a working day in that place, when sent or, if sent by fax at any other time, at 9 a.m.(local time in the place to which it is sent) on the next working day in that place, provided, in each case, that the person sending the fax shall have received a transmission receipt; or

     (ii) if by way of letter, when it has been left at the relevant address or 10 Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address,

     and, if a particular department or officer is specified as part of its address details provided under Clause 29.2 (Addresses), if addressed to that department or officer.

(b) Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent and then only if it is expressly marked for the attention of the department or officer identified with the Agent's signature below (or any substitute department or officer as the Agent shall specify for this purpose).

(c)  All notices from or to the Borrower shall be sent through the Agent.

29.4 NOTIFICATION OF ADDRESS AND FAX NUMBER

     Promptly upon receipt of notification of an address and fax number or change of address or fax number pursuant to Clause 29.2 (Addresses) or changing its own address or fax number, the Agent shall notify the other Parties.

29.5 RELIANCE

(a) Any notice sent under this Clause 29 can be relied on by the recipient if the recipient reasonably believes the notice to be genuine and if it bears what appears to be the signature (original or facsimile) of an authorised signatory of the sender, without the need for any further enquiry or confirmation.

(b) Each Party must take reasonable care to ensure that no forged, false or unauthorised notices are sent to another Party.

29.6 ENGLISH LANGUAGE

(a) Any notice given under or in connection with any Finance Document must be in English.

(b) All other documents provided under or in connection with any Finance Document must be:

     (i)  in English; or

     (ii) if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document.

30.  CALCULATIONS AND CERTIFICATES

30.1 ACCOUNTS

     In any litigation or arbitration proceedings arising out of or in connection with a Finance Document, the entries made in the accounts maintained by a Finance Party are prima facie evidence of the matters to which they relate.

30.2 CERTIFICATES AND DETERMINATIONS

     Any certification or determination by a Finance Party of a rate or amount under any Finance Document is, in the absence of manifest error, conclusive evidence of the matters to which it relates.

30.3 DAY COUNT CONVENTION

     Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or, in any case where the practice in the Relevant Interbank Market differs, in accordance with that market practice.

31.  PARTIAL INVALIDITY

     If, at any time, any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired.

32.  REMEDIES AND WAIVERS

     No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

33.  AMENDMENTS AND WAIVERS

33.1 REQUIRED CONSENTS

(a) Subject to Clauses 33.2 (Exceptions) and 33.3 (Amendments of an administrative nature), any term of the Finance Documents may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties.

(b) The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause.

33.2 EXCEPTIONS

(a)  An amendment or waiver that has the effect of changing or which relates to:

     (i)  the definition of "Majority Lenders" in Clause 1.1 (Definitions);

     (ii) an extension to the date of payment of any amount under the Finance Documents;

     (iii) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable;

     (iv) an increase in or an extension of any Commitment;

     (v)  a change to Clause 23 (Changes to the Borrower);

     (vi) any provision which expressly requires the consent of all the Lenders; or

     (vii) Clause 2.2 (Finance Parties' rights and obligations), Clause 22 (Changes to the Lenders), Clause 26 (Sharing among the Finance Parties), or this Clause 33.

     shall not be made without the prior consent of all the Lenders.

(b) An amendment or waiver which relates to the rights or obligations of the Agent or the Mandated Lead Arranger may not be effected without the consent of the Agent or, as the case may be, the Mandated Lead Arranger.

33.3 AMENDMENTS OF AN ADMINISTRATIVE NATURE

     Notwithstanding Clauses 33.1 (Required consents) and 33.2 (Exceptions), the Agent may agree, without the consent of any Lender, to any modification of any Finance Document of a minor or technical nature or to correct a manifest error.

34.  COUNTERPARTS

     Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.

                                   SECTION 11

                          GOVERNING LAW AND ENFORCEMENT

35.  GOVERNING LAW

     This Agreement is governed by English law.

36.  ENFORCEMENT

36.1 JURISDICTION OF ENGLISH COURTS

(a) The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement) (a "DISPUTE").

(b) The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c) This Clause 36.1 is for the benefit of the Finance Parties only. As a result, no Finance Party shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Finance Parties may take concurrent proceedings in any number of jurisdictions.

36.2 SERVICE OF PROCESS

     Without prejudice to any other mode of service allowed under any relevant law, the Borrower:

     (a) irrevocably appoints Morgan Walker Solicitors, of 115A Chancery Lane, London WC2A 1PR, as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document; and

     (b) agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned.

36.3 CONSENT TO ENFORCEMENT ETC.

     The Borrower irrevocably and generally consents in respect of any proceedings anywhere in connection with any Finance Document to the giving of any relief or the issue of any process in connection with those proceedings including, without limitation, the making, enforcement or execution against any assets whatsoever (irrespective of their use or intended use) of any order or judgment which may be made or given in those proceedings.

36.4 WAIVER OF IMMUNITY

     The Borrower irrevocably agrees that, should any Party take any proceedings anywhere (whether for an injunction, specific performance, damages or otherwise in connection with any Finance Document), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from those proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or with respect to its assets, any such immunity being irrevocably waived. The Borrower irrevocably agrees that it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under the Finance Documents.

THIS AGREEMENT HAS BEEN ENTERED INTO ON THE DATE STATED AT THE BEGINNING OF THIS AGREEMENT.

                                   SCHEDULE 1

                              THE ORIGINAL LENDERS

NAME OF ORIGINAL LENDER                FACILITY A COMMITMENT   FACILITY B COMMITMENT
-----------------------                ---------------------   ---------------------
ICICI Bank Limited, Singapore Branch                     --       US$ 9,331,656.06
ICICI Bank Limited, Offshore Banking
   Unit, Manama, Bahrain                                 --       US$ 7,367,096.88
ICICI Bank Limited, Offshore Banking
   Unit, SEEPZ, Mumbai                                   --       US$ 2,946,838.75
Sumitomo Mitsui Banking Corporation,
   Singapore Branch                        YEN1,785,000,000                     --
DBS Bank Ltd                               YEN1,785,000,000                     --
                                           ----------------       ----------------
Totals                                     YEN3,570,000,000       US$19,645,591.69

                                   SCHEDULE 2

                              CONDITIONS PRECEDENT

1.   THE BORROWER

(a)  A copy of the constitutional documents of the Borrower.

(b)  A copy of a resolution of the board of directors of the Borrower:

     (i) approving the terms of, and the transactions contemplated by, the Finance Documents and resolving that it execute the Finance Documents;

     (ii) authorising a specified person or persons to execute the Finance Documents on its behalf; and

     (iii) authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices (including, if relevant, any Utilisation Request and Selection Notice) to be signed and/or despatched by it under or in connection with the Finance Documents.

(c) A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above.

(d) A certificate of the Borrower (signed by two authorised signatories of the Borrower) confirming that borrowing the Total Commitments would not cause any borrowing or similar limit binding on the Borrower to be exceeded together with a copy of a resolution of the shareholders of the Borrower passed in general meeting under and in accordance with section 293(i)(d) of the Indian Companies Act approving the current borrowing limit of the Borrower.

(e) A certificate of an authorised signatory of the Borrower certifying that each copy document relating to it specified in this Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.

2.   LEGAL OPINIONS

(a) A legal opinion of Linklaters Allen & Gledhill, legal advisers to the Mandated Lead Arranger and the Agent in England.

(b) A legal opinion of Amarchand & Mangaldas & Suresh, A. Shroff & Co., legal advisers to the Mandated Lead Arranger and the Agent in India.

3.   OTHER DOCUMENTS AND EVIDENCE

(a) Evidence that the process agent referred to in Clause 36.2 (Service of process) has accepted its appointment.

(b) A copy of any other Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document.

(c)  The Original Financial Statements.

(d) Evidence that the fees, costs and expenses then due from the Borrower pursuant to Clause 11 (Fees) and Clause 16 (Costs and expenses) have been paid or will be paid by the first Utilisation Date.

(e) Evidence that all Taxes (including stamp duty) payable in India and England and Wales in connection with the execution, performance and/or enforcement of the Finance Documents have been paid.

(f) Certified copies of any other Authorisation or other document, opinion or assurance which the Agent, acting on the advice of Indian counsel, considers to be necessary or desirable (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Finance Document or for the validity and enforceability of any Finance Document including certified copies of all necessary approvals from the Government of India or the Reserve Bank of India or the Ministry of Finance, as the case may be, or all of them, for transferability and convertibility of any foreign exchange as required under any Finance Document.

(g) Evidence that the Borrower has filed Form 83 prescribed by the Reserve Bank of India under its circular dated 1 August 2005 in respect of external commercial borrowings and that the Department of Statistical Analysis and Computer Service of the Reserve Bank of India has issued a loan registration number for the full amount of the Facility.

(h) Evidence satisfactory to the Agent that prepayment of the Refinancing Debt will occur on the date of the first Utilisation (including copies of any notice of prepayment).

                                   SCHEDULE 3

                                    REQUESTS

                                     PART I

                               UTILISATION REQUEST

From:  Sterlite Industries (India) Limited

To:    DBS Bank Ltd, as Agent

Dated: __________________

Dear Sirs

      STERLITE INDUSTRIES (INDIA) LIMITED - TERM LOAN FACILITIES AGREEMENT
                    DATED 19 SEPTEMBER 2005 (THE "AGREEMENT")

1. We refer to the Agreement. This is a Utilisation Request. Terms defined in the Agreement have the same meaning in this Utilisation Request unless given a different meaning in this Utilisation Request.

2.   We wish to borrow the following Loans on the following terms:

     Proposed Utilisation Date: [__________________] (or, if that is not a
                                Business Day, the next Business Day)

     Amount:

     (a)  Facility A Loan    YEN[________]

     (b)  Facility B Loan    US$[________]

     Interest Period:           [__] Months

3. We confirm that each condition specified in Clause 4.2 (Further conditions precedent) is satisfied on the date of this Utilisation Request.

4. The proceeds of the Facility A Loan should be credited to [account in Tokyo].

5. The proceeds of the Facility B Loan should be credited to [account in New York].

6.   This Utilisation Request is irrevocable.

                                        Yours faithfully


                                        ----------------------------------------
                                        authorised signatory for
                                        Sterlite Industries (India) Limited

                                     PART II

                                SELECTION NOTICE

From:  Sterlite Industries (India) Limited

To:    DBS Bank Ltd, as Agent

Dated: __________________

Dear Sirs

      STERLITE INDUSTRIES (INDIA) LIMITED - TERM LOAN FACILITIES AGREEMENT
                    DATED 19 SEPTEMBER 2005 (THE "AGREEMENT")

1. We refer to the Agreement. This is a Selection Notice. Terms defined in the Agreement have the same meaning in this Selection Notice unless given a different meaning in this Selection Notice.

2. We refer to the Loans with an Interest Period ending on [____________]. We request that the next Interest Period for the Loans is [____________].

3.   This Selection Notice is irrevocable.

                                        Yours faithfully


                                        ----------------------------------------
                                        authorised signatory for
                                        Sterlite Industries (India) Limited

                                   SCHEDULE 4

                          FORM OF TRANSFER CERTIFICATE

To:    DBS Bank Ltd, as Agent

From: [The Existing Lender] (the "Existing Lender") and [The New Lender] (the "New Lender")

Dated: __________________

      STERLITE INDUSTRIES (INDIA) LIMITED - TERM LOAN FACILITIES AGREEMENT
                    DATED 19 SEPTEMBER 2005 (THE "AGREEMENT")

1. We refer to the Agreement. This is a Transfer Certificate. Terms defined in the Agreement have the same meaning in this Transfer Certificate unless given a different meaning in this Transfer Certificate.

2.   We refer to Clause 22.5 (Procedure for transfer):

     (a) The Existing Lender and the New Lender agree to the Existing Lender transferring to the New Lender by novation all or part of the Existing Lender's Commitment, rights and obligations referred to in the
          Schedule in accordance with Clause 22.5 (Procedure for transfer).

     (b)  The proposed Transfer Date is [____________].

     (c) The Facility Office and address, fax number and attention details for notices of the New Lender for the purposes of Clause 29.2 (Addresses) are set out in the Schedule.

3. The New Lender expressly acknowledges the limitations on the Existing Lender's obligations set out in paragraph (c) of Clause 22.4 (Limitation of responsibility of Existing Lenders).

4. This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Transfer Certificate.

5.   This Transfer Certificate is governed by English law.

                                  THE SCHEDULE

               COMMITMENT/RIGHTS AND OBLIGATIONS TO BE TRANSFERRED

                            [insert relevant details]

         [Facility Office address, fax number and attention details for notices and account details for payments.]

[Existing Lender]                       [New Lender]


By:                                     By:
    ---------------------------------       ------------------------------------

This Transfer Certificate is accepted by the Agent and the Transfer Date is confirmed as

[____________].

DBS Bank Ltd


By:
    ---------------------------------

                                   SCHEDULE 5

                         FORM OF COMPLIANCE CERTIFICATE

To:    DBS Bank Ltd, as Agent

From:  Sterlite Industries (India) Limited

Dated: __________________

Dear Sirs

      STERLITE INDUSTRIES (INDIA) LIMITED - TERM LOAN FACILITIES AGREEMENT
                    DATED 19 SEPTEMBER 2005 (THE "AGREEMENT")

1. We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning when used in this Compliance Certificate unless given a different meaning in this Compliance Certificate.

2.   We confirm that:

     (a) at all times during the Relevant Period, Tangible Net Worth at its lowest amount was [_____] and as at the [last day of the Relevant Period] the Tangible Net Worth was [_____];

     (b) at all times during the Relevant Period ended on [____________], the maximum ratio of Total Liabilities to Tangible Net Worth was [__]:1 and as at [last day of Relevant Period], the ratio was [_____];

     (c) at all times during the Relevant Period ended on [____________], the maximum ratio of Total Secured Borrowings to Tangible Net Worth was [__]:1 and as at [last day of Relevant Period], the ratio was [_____];

     (d) for the Relevant Period ended on [____________], the ratio of EBITDA to Net Interest Expense was [_____];

     (e) for the Relevant Period ended on [____________], the ratio of EBITDA to the sum for that Relevant Period of (i) the Current Portion of Long Term Debt and (ii) Net Interest Expense was [_____].

3.   [We confirm that no Default is continuing.]*


Signed:
        -----------------------------   ----------------------------------------
        Director/authorised signatory   Director/authorised signatory
        of                              of
        Sterlite Industries (India)     Sterlite Industries (India) Limited
        Limited

[We have reviewed the Agreement and audited financial statements of the Borrower for the year ended [_____________].

On the basis of that review and audit, nothing has come to our attention which would require any modifications to the confirmations in paragraph 2 of the above Compliance Certificate or which we know to be a continuing Default.


-------------------------------------
for and on behalf of
[name of auditors of the Borrower]]**

----------
* If this statement cannot be made, the certificate should identify any Default that is continuing and the steps, if any, being taken to remedy it.

** Delete unless certification made in relation to financial covenants is calculated by reference to annual audited accounts.

                                   SCHEDULE 6

                                   TIMETABLES

"D - "refers to the number of Business Days before the Utilisation Date/the first day of the relevant Interest Period.

Delivery of a duly completed Utilisation          D - 5
Request (Clause 5.1 (Delivery of a             10:00 a.m.
Utilisation Request)) or a Selection
Notice (Clause 9.1 (Selection of Interest
Periods))

Agent notifies the Lenders of the Loans           D - 3
in accordance with Clause 5.4 (Lenders'         1:00 p.m.
participation)

LIBOR is fixed                                Quotation Day
                                            as of 11:00 a.m.
                                              (London time)

THE BORROWER

STERLITE INDUSTRIES (INDIA) LIMITED

Address:   Vedanta, 75, Nehru Road
           Vile Parle (E),
           Mumbai 400099

Fax No:    +91 22 5646 1245

Attention: Sushil Gupta/
           Santosh Maheshwari


By: /s/ Santosh Maheshwari              /s/ A.S. Khandwala
    ---------------------------------   ----------------------------------------


THE MANDATED LEAD ARRANGER

DBS BANK LTD


By:                                     (SIGNED)
    ---------------------------------


ICICI BANK LIMITED, SINGAPORE BRANCH


By:                                     (SIGNED)
    ---------------------------------


SUMITOMO MITSUI BANKING CORPORATION


By: /s/ Hiroshi Kobayashi
    ---------------------------------
    General Manager, Debt Capital
    Markets Department


THE ORIGINAL LENDERS

DBS BANK LTD


By:                                     (SIGNED)
    ---------------------------------


SUMITOMO MITSUI BANKING CORPORATION,
SINGAPORE BRANCH


By: /s/ Masaya Hirayama
    ---------------------------------
    Joint General Manager

ICICI BANK LIMITED, SINGAPORE BRANCH


By:                                                         (SIGNED)
    ---------------------------------


ICICI BANK LIMITED, OFFSHORE BANKING
UNIT, MANAMA, BAHRAIN


By:                                                         (SIGNED)
    ---------------------------------


ICICI BANK LIMITED, OFFSHORE BANKING
UNIT, SEEPZ, MUMBAI


By: /s/ G V S Ramesh
    ---------------------------------
    Joint General Manager


THE AGENT

DBS BANK LTD

Address:   6 Shenton Way
           DBS Building Tower One
           Singapore 068809

Fax No:    +65 6324 4427

Attention: Wendy Ke Hui Chong /
           Jeremy Hoong Choy Lai


By:                                                         (SIGNED)
    ---------------------------------